UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Quantum Corporation
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Quantum Corporation

Annual Shareholder Meeting
Proxy Statement

2026

A Message from Hugues

What a difference a year makes.
When I became President and Chief Executive Officer of Quantum just over one year ago, I told you I was passionately focused on driving the company toward successfully achieving the opportunities ahead of us and defining a future that could deliver positive outcomes for all stakeholders.

I have done my best to fulfill those expectations. One year later, we have eliminated our debt, strengthened our balance sheet, increased our enterprise value, demonstrated consistent revenue improvement, and reconstituted our executive management and senior leadership teams.

But there is still work to do. While the last fiscal year required transformation, the current one demands continued execution and resilience. We face new supply chain challenges that we are working hard to navigate and overcome, leaving us more disciplined, better educated, and increasingly prepared for future challenges. Our products have helped keep customers’ data accessible and secure from external events that caused significant impact to their facilities and operations, and we are leveraging that expertise to help protect other critical infrastructure in our customer base. At the same time, we are pushing our own boundaries for product design, sales expectations, and operational rigor to challenge ourselves to go farther, move faster, and perform more effectively every day.

Through it all, we have asked our employees to adapt, learn, and grow with us, and to exceed your expectations for what we can collectively do. We have demanded that even in the face of those challenges, we lead with our values of integrity, ownership, and urgency held high. The team has responded beyond what I could have predicted, and we think it’s important to recognize that the changes we’ve made this year would not have been possible without the patience, flexibility, and dedication of Quantum employees. We believe your support for our proxy proposals will give us the ability to reward them for their instrumental contributions to our success. We also believe that voting for our proposals helps align the company, our employees, and our shareholders toward the same goal: driving predictable performance and delivering consistent results that increase Quantum’s value for all stakeholders.

Last year, I said that I came back to Quantum because Quantum is in my blood. My commitment to defining high expectations and being accountable for even higher performance runs deep as well. I look forward to continuing to reintroduce you to the Quantum I know – the one that believes that what wasn’t possible yesterday can be realized today and becomes the foundation for tomorrow. Your support makes that foundation even stronger.

Hugues Meyrath
President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

Quantum Corporation (Quantum or the Company) invites you to attend our 2026 annual meeting of shareholders (Annual Meeting) on Tuesday, September 15, 2026, beginning promptly at 8:30 a.m. Pacific Time. At the meeting, we will consider and vote on the following proposals:

Proposal One	Proposal Two	Proposal Three
Elect Directors	Amend and Restate the 2023 Long-Term Incentive Plan	Non-Binding Advisory Vote on Executive Compensation

Proposal Four	Other Matters Properly Raised
Ratify Appointment of Registered Public Accounting Firm	None as of the time this proxy statement was filed

Only shareholders of record at the close of business on July 20, 2026 (the Record Date), or their valid proxy holders, may vote at the meeting. Our Board of Directors (Board) recommends you vote “FOR” each of the nominees in Proposal One, and “FOR” Proposals Two, Three, and Four.

Record Date July 20, 2026	Annual Meeting Date September 15, 2026
Annual Meeting Time 8:30 a.m. Pacific Time	Virtual Meeting www.virtualshareholdermeeting.com /QMCO2026 Log in with the 16-digit control number included in your proxy materials

Important Notice Regarding the Availability of Proxy Materials

The following pages set forth our 2026 proxy statement, including more complete descriptions of proposals and Board candidates. The proxy statement and our Annual Report on Form 10-K are also available at www.proxyvote.com.
To reduce the environmental impacts of our proxy process, shareholders will not automatically receive paper copies of our proxy statement and annual report. We will instead send a Notice of Internet Availability (Notice) with instructions for accessing the proxy materials and voting online. The notice will also provide information about how shareholders may obtain paper copies of proxy materials if they prefer. Our Notice is first being sent on or about July 29, 2026 to all shareholders entitled to vote at the Annual Meeting.
Quantum knows of no other matters to be submitted at the Annual Meeting. As Corporate Secretary, I must receive any shareholder proposals intended for consideration at the Annual Meeting (including their required information) within the timeframes specified in our Bylaws and required by the rules of the Securities and Exchange Commission (SEC). If any other matters properly come before the Annual Meeting, the individuals named in the form of proxy will vote the shares they represent as the Board may recommend.
By Order of the Board of Directors,
Tara Ilges

General Counsel and Corporate Secretary
July 29, 2026

Board of Directors and Committees

1

Director Biographies

Donald J. Jaworski INDEPENDENT Chairman of the Board Chair, Leadership and Compensation Committee	Hugues Meyrath President and Chief Executive Officer Board Member
Yue Zhou White INDEPENDENT Board Member	John R. Tracy INDEPENDENT Chair, Audit Committee Chair, Special Committee
John A. Fichthorn INDEPENDENT Chair, Corporate Governance and Nominating Committee	James C. Clancy INDEPENDENT Board Member
Tony J. Blevins INDEPENDENT Board Member

The key roles for our Board include, but are not limited to:
•	Selecting and evaluating the Company’s Chief Executive Officer (CEO) and overseeing CEO succession planning.
•	Reviewing and approving the CEO’s objectives and compensation.
•	Advising the CEO and management on the Company’s fundamental strategies and approving the annual operating plan.
•	Approving acquisitions, divestitures, important organizational changes, and other significant corporate actions.
For the April 1-2, 2025 portion of the fiscal year ended March 31, 2026 (Fiscal 2026), Mr. Todd W. Arden also served on the Board.
Mr. Arden did not have any disagreements with the Board or Quantum Management team on any matter relating to the Company’s operations, policies, or practices.
Each of our directors has been nominated for election at the Annual Meeting. There are no familial relationships between any directors or executive officers of the Company.

2

Donald J. Jaworski INDEPENDENT DIRECTOR NOMINEE Age: 67 Chair • Board of Directors • Leadership & Compensation Committee Member • Special Committee
Mr. Jaworski was appointed to our Board in November 2022 and named Chairman on June 2, 2025. He served as Lead Independent Director from August 15, 2024 to June 1, 2025.
Mr. Jaworski was President and Chief Operating Officer of Lacuna Technologies, Inc., a leader in software that helps municipalities to operationalize digital infrastructure and manage transportation, from March 2021 to July 2023. Prior to joining Lacuna, from January 2015 to March 2020, he was CEO of SwiftStack, Inc., an open-source cloud data management company focused on large scale data applications, which was acquired by NVIDIA Corporation, a publicly-traded multinational technology company, in March 2020.
Mr. Jaworski previously served as:
•
Senior Vice President and General Manager of the core platform business at NetApp, Inc. from August 2010 through January 2012, where the team focused on the transition to scale-out systems.
•
Senior Vice President Product at Brocade Communications Systems, Inc.
•
General Manager of the Enterprise Security business unit at Nokia Corporation.
In addition, Mr. Jaworski’s early career included management positions at Sun Microsystems, Inc. and Amdahl Corporation. He has been an advisor and board member for a number of early-stage companies. Mr. Jaworski received a B.S. in Computer Science from Bowling Green State University and an MBA from Santa Clara University.
We believe Mr. Jaworski brings strength to our Board through his broad and deep technology and product development and marketing experience.

Hugues Meyrath DIRECTOR NOMINEE Age: 56
Mr. Meyrath was appointed to our Board in November 2022 and named President and Chief Executive Officer on June 2, 2025.
Mr. Meyrath has developed an extensive background in various leadership roles at global technology companies, most notably in the networking and data storage segments. Before joining Quantum, from January 2017 to December 2021, he served as Chief Product Officer of ServiceChannel Holdings Inc., a provider of SaaS-based multi-site solutions, which was acquired by Fortive Corporation, a publicly-traded provider of connected workflow solutions, in 2021.
From January 2014 to January 2017, Mr. Meyrath was Vice President at Dell Technologies Capital, a venture capital arm of Dell Technologies that invests in enterprise and cloud infrastructure, where he was responsible for driving venture funding, mergers and acquisitions, and other advisory roles for a diverse set of portfolio companies. He also held the role of Vice President of Product Management and Business Development for Dell EMC’s Backup and Recovery Services, which offers data protection and business continuity products.
Mr. Meyrath’s experience also includes executive roles at:
• Juniper Networks, Inc.
• Brocade Communications Systems, Inc.
• Strategic Business Systems, Inc.
He was also previously a Quantum employee from January 2002 to September 2003.
We believe Mr. Meyrath’s extensive work in product portfolio and technology development, and in particular his experience with data storage technologies, provides valuable experience and perspective to our Board.

3

Yue Zhou (Emily) White INDEPENDENT DIRECTOR NOMINEE Age: 54 Member • Corporate Governance & Nominating Committee • Special Committee
Ms. White was elected to our Board in September 2021.
Ms. White held the position of Vice President, Enterprise Data and Analytics at Cisco Systems, a publicly-traded networking hardware and software manufacturing company from July 2024 to July 2025.
Prior to Cisco, she served as Vice President of Enterprise Data and Analytics at NIKE, Inc., a public company that manufactures and sells athletic apparel, beginning in April 2020. Prior to NIKE, from February 2017 to April 2020, Ms. White served as Vice President of Enterprise Data Engineering at Synchrony Financial, a publicly-traded consumer financial services company.
Ms. White previously held multiple positions at General Electric entities. From November 2013 to June 2015, she served as Data Science Director and Global Commercial IT Director at General Electric Healthcare, a company that manufactures and distributes medical imaging modalities. From May 2007 to October 2013, she was Global Enterprise Resource Director and Senior Global Business Intelligence Program Manager for General Electric Transportation, a company that manufactures equipment for energy generation industries.
Ms. White’s education includes a:
•
Bachelor of Science degree in Accounting and Finance from Shengyang Polytechnic University;
•
Master of Business Administration degree from Huron University;
•
Master of Applied Mathematics degree in Computer Science at the University of Central Oklahoma;
•
Certificate in Board Leadership from Santa Clara University; and
•
Certificate in Health Economics & Outcomes Research from the University of Washington.
We believe Ms. White’s extensive senior management experience, particularly in data science and analytics, brings valuable perspective to our Board and to the oversight of these functions within Quantum.

John R. Tracy INDEPENDENT DIRECTOR NOMINEE Age: 61 Chair • Audit Committee • Special Committee
We appointed John R. Tracy to our Board in June 2024.
Mr. Tracy has an extensive background in public company financial planning and operations. Most recently, he served as Executive Vice President and Chief Financial Officer at Verifone Systems, Inc., a payment system company, from February 2019 until April 2024. Prior to that, from November 2017 to November 2019, Mr. Tracy served as Senior Director at Pine Hill Group (now CFGI), an accounting and transaction advisory firm.
From July 2015 to October 2016, Mr. Tracy held the position of Senior Vice President Finance for TiVo Inc. (formerly Rovi), a streaming entertainment content delivery service. Prior to that, he was Vice President Finance and Chief Financial Officer for TE Connectivity Inc., a publicly-traded electronics connector and sensor manufacturer, from June 2013 to June 2015. He also served as Vice President and Corporate Controller at ConvaTec, a medical products and technology company, from October 2012 to June 2013.
Mr. Tracy also held various senior finance roles at Motorola Inc. and its subsidiaries. He received a Bachelor of Science degree in Accounting from Rider University and a Masters of Science in Taxation from Fairleigh Dickinson University.
We believe Mr. Tracy’s financial expertise, including his experience as a chief financial officer, makes him a valuable member of our Board.

4

John A. Fichthorn INDEPENDENT DIRECTOR NOMINEE Age: 53 Chair • Corporate Governance & Nominating Committee Member • Leadership & Compensation Committee
Mr. Fichthorn was appointed to the Board in April 2025. He was previously a member of the Board from April 2019 to July 2021.
Mr. Fichthorn has served as the Founder and Managing Partner of Dialectic Capital Management, since the re-launching of Dialectic in May 2020. He is also the Founder and Managing Partner of Medtex Ventures, a medical device venture capital firm he founded in 2020.
Prior to that, Mr. Fichthorn was the Head of Alternative Investments at B. Riley Capital Management, LLC, an investment advisor and wholly-owned subsidiary of B. Riley Financial, Inc, from April 2017 until May 2020. Before that, Mr. Fichthorn co-founded Dialectic Capital Management, where he was an equities portfolio manager and analyst from 2003 to 2017.
Mr. Fichthorn has served on the boards of directors at:
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Benefytt, formerly called Health Insurance Innovations, Inc., a publicly traded health insurance and technology platform company, from December 2017 to August 2020.
•
TheMaven (now The Arena Group), a publicly traded online media company, from September 2018 to October 2021.
•
Multiple private companies that are portfolio companies of Dialectic Capital and Medtex Ventures.
Mr. Fichthorn earned a Bachelor of Arts degree in Astronomy from the University of North Carolina at Chapel Hill.
Mr. Fichthorn has significant experience in accounting and financial matters, experience serving on other public and private company boards, and brings shareholder perspective to our Board. We believe he brings strength to our Board as a result of his experience managing investment firms and being a shareholder activist.

James C. Clancy INDEPENDENT DIRECTOR NOMINEE Age: 59 Member • Audit Committee • Corporate Governance & Nominating Committee
Mr. Clancy was appointed to the Board in August 2025.
Mr. Clancy has served as a business advisor to Amplix, a technology advisory firm, DataPivot Technologies, Inc., a data center and cloud technologies solutions provider, and Nexus Advisory Partners, a commercial finance advisory firm, since December 2024.
Mr. Clancy previously served as the Senior Vice President, Global Sales, Data Protection Solutions at Dell Technologies Inc., a publicly-traded technology company, from 2019 until December 2024. Prior to that, Mr. Clancy held various positions at Dell including President of Global Specialties Sales from 2018 to 2019 and Senior Vice President, Global Sales, Data Protection Solutions from 2013 to 2018. Additionally, Mr. Clancy served as Divisional Vice President, Americas for EMC’s Backup Recovery Systems Division at EMC Corporation (later acquired by Dell), from 2011 to 2013 and in various senior roles from 1998 to 2011.
Mr. Clancy earned a Bachelor of Business Administration and General Management Degree from the University of Massachusetts Dartmouth.
We believe Mr. Clancy brings strength to our Board through his extensive experience with sales strategies for global data protection and cyber resiliency solutions.

5

Tony J. Blevins INDEPENDENT DIRECTOR NOMINEE Age: 59 Member • Audit Committee • Leadership & Compensation Committee
Mr. Blevins was appointed to the Board in August 2025.
Mr. Blevins most recently served as Vice President of Procurement at Apple, Inc., a publicly-traded technology company, from 2000 until September 2022.
Prior to that, he served in various senior roles at IBM, a publicly-traded technology company, in both supply chain and engineering.
Mr. Blevins earned a Bachelor’s degree in Industrial Engineering from North Carolina State University.
We believe Mr. Blevins brings strength to our Board as a result of his significant supply chain leadership and strategy experience.

BOARD CHAIR RESPONSIBILITIES
• Planning and organizing Board activities, including meeting agendas, frequency, content, and conduct.

•
Ensuring, along with the Corporate Governance and Nominating Committee, that the Board’s work processes effectively enable the Board to exercise oversight and due diligence in fulfilling its mandate, including for the oversight of Company strategy and risk.

• Promoting effective communication among directors between Board meetings.
• Working with committee chairs to ensure committees perform effectively and apprise the Board of actions taken.
• Ensuring that the Board’s action items are tracked and appropriately resolved.
• Encouraging an environment that facilitates all directors expressing their views on key Board matters.

LEAD INDEPENDENT DIRECTOR RESPONSIBILITIES (where appointed)
• Presiding at any Board meeting the Chair does not attend, including executive sessions of only independent directors.
• Calling meetings of non-management directors and providing appropriate executive session feedback to the CEO and management.
• Serving as a liaison and facilitator between the independent directors and CEO.
• Advising the Chair regarding Board meeting agendas, frequency, content, and conduct.
• Collaborating with Board committees, including the Corporate Governance and Nominating Committee, on appointing members and chairs.

6

Board Meetings and Independence

Board Meeting Attendance
The Board met a total of 12 times in Fiscal 2026. All current Board members attended at least 75% of the Board and Committee meetings for which they were expected to attend in Fiscal 2026, which is the standard outlined in our Corporate Governance Principles. Each of the directors nominated for election at our 2025 annual meeting of shareholders attended that meeting.
Director Independence
The Board has determined that all current members other than Mr. Meyrath are independent directors as defined under the rules of the Nasdaq Stock Market LLC (Nasdaq). We exceed applicable Nasdaq listing standards by requiring approximately 75% of our Board to be comprised of independent directors.
Our independent directors meet in executive session, without employee directors, at least as often as each regularly scheduled quarterly Board meeting. The independent directors are also empowered to request reporting from any employee during the executive session, including audit and compliance personnel.
Leadership Structure
Quantum’s Board is committed to strong, independent Board leadership and oversight of management’s performance. The Board determines the Chair assignment, from time to time and in its business judgement after considering relevant factors, including Quantum’s needs and our shareholders’ best interests. With Mr. Meyrath’s appointment as President and Chief Executive Officer on June 2, 2025, the Board determined it would be appropriate to strengthen the Company’s corporate governance by separating the roles of Board Chair and CEO. Following a thorough evaluation, the Board determined that Mr. Jaworski, who previously served as Lead Independent Director, should assume the role of Chairman of the Board. The Board believes this structure promotes accountability for the Company’s performance.
The Chair focuses on effectively leading and managing the Board, with responsibilities described in more detail in our Corporate Governance Principles available on the investor relations section of our website at www.investors.quantum.com.

7

Board Committees and Leadership Structure

Board Demographics and Committees
Key demographics for our current Board members are:

Independent Committee Chairs	Independent Directors	Average Tenure	Longest Tenure	Average Age
100%	86%	2.9 years	4.8 years	57.8 years

Board Committee Composition

	Independent	Board Chair	Audit Committee	Leadership & Compensation Committee	Corporate Governance & Nominating Committee	Special Committee	Key Expertise
Mr. Jaworski
Ms. White
Mr. Tracy
Mr. Fichthorn
Mr. Clancy
Mr. Blevins
Mr. Meyrath

Legend
Chair	Member	Technology and product development	Shareholder engagement
Data analytics & infra-structure	Financial & capital strategy	Technical accounting	Sales strategy & execution
Operational strategy & execution

8

Board Committee Responsibilities
Each of our standing committees is governed by a written charter, available on the investor relations section of our website at www.investors.quantum.com. Copies of the charters may be requested from Quantum’s Corporate Secretary at 10770 E. Briarwood Avenue, Centennial, Colorado, 80112.

Audit Committee	Leadership & Compensation Committee	Corporate Governance & Nominating Committee	Special Committee

The Audit Committee of the Board of Directors (Audit Committee) met 15 times in Fiscal 2026. All members are independent and financially literate. Mr. Tracy qualifies as an “audit committee financial expert” per Nasdaq and SEC requirements. The Audit Committee’s primary responsibilities are to:
•
Prepare the Audit Committee report.
•
Appoint and approve the Company’s independent registered accounting firm, and meet with that firm without management present.
•
Assist the Board with overseeing:
○
Financial statement integrity and compliance with legal and regulatory requirements.
○
Internal accounting, financial reporting, and internal audit processes and controls adequacy.
○
Policies and processes for risk assessment and management, including cybersecurity risks.

The Leadership and Compensation Committee of the Board of Directors (LCC) met 7 times in Fiscal 2026. All members are independent. The LCC is primarily responsible for:
•
Reviewing and approving the Company’s compensation philosophy, strategy, and practices.
•
Reviewing and approving executive compensation for all executive officers other than the CEO, and recommending CEO and non-employee director compensation decisions to the Board.
•
Reviewing strategy and practices relating to the attraction, retention, development, performance, and succession planning of Quantum’s leadership team.
•
Developing guidelines for establishing and adjusting compensation of all non-executive vice presidents.
•
Assisting the Board with overseeing human capital management strategy.

The Corporate Governance and Nominating Committee of the Board of Directors met 3 times in Fiscal 2026 and is also comprised of only independent members. The committee’s primary responsibilities are to:
•
Identify and recommend director nominees and consider shareholder nominees to the Board.
•
Develop corporate governance principles and assess Board effectiveness.
•
Advise the Board on corporate governance matters, including Board and committee composition, roles, and procedures.
•
Recommend a Board chair and Lead Independent Director, as well as CEO succession planning.
•
Review potential conflicts of interest.
•
Oversee Quantum’s ethics and compliance programs.

The Special Committee of the Board of Directors (Special Committee) was initially formed to provide a forum for discussion of strategic initiatives amongst independent Board members, and reconstituted in May 2025 to review and independently approve the Company’s debt and capital structure negotiations with Dialectic Capital LLC. The committee met 10 times in Fiscal 2026.

9

Audit Committee Oversight of Financial Statement Restatements
As previously disclosed, the Company restated certain financial statements in the fiscal years ended March 31, 2025 (Fiscal 2025) and March 31, 2024 (Fiscal 2024). The Fiscal 2025 restatement resulted from inconsistencies in applying revenue-recognition standards to its service and subscription revenue contracts, and did not affect any contracts entered into prior to Fiscal 2025. The Fiscal 2024 restatement involved the Company’s application of standalone selling price and warrant classification. The Audit Committee, including the current director nominees standing for re-election supervised the Fiscal 2025 restatement, and in part, the Fiscal 2024 restatement.
The Audit Committee worked closely with management, the Company’s independent auditors, and external advisors to review the affected financial statements, oversee the restatement process, and monitor the remediation of related control deficiencies. The Audit Committee met regularly during these reviews and was actively engaged in overseeing the process.
The Board believes that the diligence, judgment, and commitment demonstrated by the members of the Audit Committee in overseeing the restatements, together with their continued focus on accurate financial reporting, strong governance, and improvement in internal control over financial reporting, support their re-election at the Annual Meeting.

10

Director Candidate Evaluation

The Corporate Governance and Nominating Committee is responsible for identifying, evaluating, recruiting, and recommending qualified director candidates to our Board. The Board nominates directors for election at each annual shareholder meeting and appoints new Board members at other times determined to be appropriate. Directors are not permitted to serve on the Board for more than ten years.
General and Specific Considerations
The Board’s evaluation process will generally consider a candidate’s:
•	Independence.
•	High integrity and character.
•	Qualifications that will increase Board effectiveness.
•	Diverse personal characteristics, thinking, and backgrounds.
•	Other requirements as may be set forth by applicable rules, such as financial expertise for audit committee members.
The Board will also weigh:
•	Its current size, composition, and performance and oversight requirements.
•	Previous experience serving on public company boards or senior management teams.
•	Independence determinations under all applicable rules, including Nasdaq and SEC.
•	Whether the candidate possesses knowledge, experience, skills, and diversity to enhance the Board’s ability to manage and direct the Company’s affairs and business.
•	Key personal characteristics including strategic thinking, objectivity, independent judgment, integrity, intellect, and the courage to speak out and actively participate in meetings.
•	Knowledge of and familiarity with information technology.
•	The absence of conflicts of interest with Quantum’s business.
•
A willingness to devote significant time in effectively carrying out duties and responsibilities, including committing to attend at least six Board meetings per year, sit on at least one committee, and serve on the Board for an extended period of time.

•	Other factors the Corporate Governance and Nominating Committee may consider appropriate.
Identifying and Evaluating Director Nominees
The Corporate Governance and Nominating Committee uses the following procedures to identify and evaluate potential director nominees:
•	Regularly reviewing the Board’s size, composition, and collective performance, in addition to individual member performance and qualifications.
•	Determining whether to retain or terminate any third-party search firm used to identify director candidates, including approving the fees paid.
•
Reviewing qualifications of any properly identified, recommended, or nominated candidate. The committee’s review, in its discretion, may consider only the information provided to it or include discussions with third parties familiar with the candidate, candidate interviews, or other actions the committee deems proper.

•	Evaluating each candidate according to the General and Specific Considerations previously outlined.
•	Recommending a slate of director nominees to be approved by the Board.
•	Endeavoring to promptly notify director candidates of its decision regarding whether to nominate a candidate for Board election.

11

The Board has not historically maintained a formal diversity policy for its members. However, in evaluating the Board’s composition, the Board and Corporate Governance and Nominating Committee consider diversity of:

Knowledge	Culture	Race	Gender	Age

The Board believes that directors with a diverse range of perspectives, skills, and experiences enable it to more effectively oversee all aspects of Quantum’s business. The Board considers underrepresented populations when seeking candidates for future nomination to the Board, and seeks to include women and members of underrepresented groups in nominee candidate pools.
Shareholder Recommendations
The Corporate Governance and Nominating Committee’s policy is to consider shareholder recommendations for Board candidates. A shareholder must submit a written recommendation for a Board candidate to the attention of Quantum Corporation, Attn: Corporate Secretary, 10770 E. Briarwood Avenue, Centennial, Colorado, 80112.
Submissions must include:
•	Candidate name and contact information.
•	Detailed biographical data and relevant qualifications, including references.
•	Descriptions of any relationships between the candidate and Quantum.
•	The shareholder’s statement in support of the candidate.
•	The candidate’s written indication of his or her willingness to serve if elected.
•	Other nominee information that our Bylaws and applicable SEC regulations require to be disclosed.
Shareholder Nominees
Shareholders may also nominate director candidates for election to the Board. A shareholder that desires to nominate a candidate directly for election must meet the deadlines and other requirements set forth in our Bylaws and SEC rules and regulations (see Shareholder Proposals for Our 2027 Annual Meeting for more information). Our Bylaws are available on the investor relations section of our website at www.investors.quantum.com and as an exhibit to our Annual Report on Form 10-K.
The Corporate Governance and Nominating Committee may require any prospective nominee to furnish other information it reasonably desires to determine the nominee’s independence or eligibility to serve as a director.

12

Corporate Governance

13

Ethics and Compliance

We expect to conduct business ethically, honestly, and in compliance with all applicable laws and regulations. Our markets in complex AI and unstructured data environments present both opportunities and challenges. Our code of conduct is meant to help us successfully navigate those challenges by enabling effective business processes, relationships, and solutions.
The code applies to anyone conducting business on behalf of Quantum or its subsidiaries, including all directors, officers, and employees, and defines expectations in each of the following key areas:

Mutual Respect	Professionalism	Accountability
We:	We:	We:
• Treat each other with respect.	• Grow our business ethically.	• Know Quantum’s policies.
• Choose our words carefully.	• Maintain accurate records.	• Follow policies and processes.
• Uphold human rights.	• Document open-source use.	• Engage in ongoing training.
• Value diversity.	• Get approvals if needed.	• Report code of conduct violations.
• Prioritize privacy.	• Negotiate with integrity.	• Preserve confidentiality.
• Set a good example.	• Keep relationships professional.	• Protect Company assets.

The code of conduct is distributed to employees annually, most recently in March of 2026. Waivers of the code’s applicability to a Quantum director or executive officer may only be granted by our Board or its committees and must be timely disclosed as required by applicable law.
We maintain an internal ethics committee comprised of leaders from our finance, human resources, and legal teams. The committee supports the Company’s oversight of our compliance program and provides appropriate assistance in reviewing, investigating, and responding to reported concerns. We have also implemented a whistleblower policy and encourage reporting of ethics and compliance concerns, including by providing a confidential and anonymous third-party reporting hotline. Concerns that may relate to material accounting or auditing matters are communicated to our Audit Committee.
The code of conduct is available on the investor relations section of our website at www.investors.quantum.com. Copies of the code may be requested from Quantum’s Corporate Secretary at 10770 E. Briarwood Avenue, Centennial, Colorado, 80112.
In the fall of 2025, we introduced a new company culture initiative focused on expecting and fostering a culture based on values of integrity, ownership, and urgency. We provided training regarding those expectations to all employees.

14

Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, or other disposition of the Company’s securities by our directors, officers, employees, and other covered persons. We believe the policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and applicable Nasdaq listing standards. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K.
Anti-Hedging Policy
Under our insider trading policy, our directors, officers, employees, consultants and agents are prohibited from engaging in short sales of our securities, purchases of our securities on margin, hedging or monetization transactions through the use of financial instruments, and options and derivatives trading on any of the stock exchanges or futures exchanges.
Environmental, Social, and Governance Oversight
The Corporate Governance and Nominating Committee oversees our ESG initiatives and policies, including communicating with stakeholders. Integral in that is our human capital management strategy, which includes:

Recruiting	Retention	Learning & Development	Performance Management	Rewards & Recognition	Succession Planning

Internal survey results consistently indicate that employees generally have strong relationships with their managers, describing them as one of the best aspects of working at Quantum.

15

Board Role in Risk Oversight and Board Evaluation

Quantum faces a wide spectrum of financial, strategic, operational, and regulatory risks. The Audit Committee is primarily responsible for overseeing the Company’s management of those risks and providing appropriate updates to the Board. The Audit Committee guides our risk identification, assessment, and management policies and procedures, including discussions of our major risk exposures, associated risk mitigation activities, and risk management practices implemented throughout the Company. It also oversees the Company’s product and information technology cybersecurity risks and mitigation procedures.
The Board’s other committees also oversee risks associated with their respective areas of responsibility, including:
•	The Leadership and Compensation Committee’s review of compensation policies and practices risks.
•	The Corporate Governance and Nominating Committee’s guidance regarding compliance risks.
The committees update the Board regarding their risk oversight practices through regular reporting and discussion. While the Board is responsible for risk oversight, risk management accountability lies with our management team. Quantum’s enterprise risk management practices and formal risk assessments are led by our finance team, which periodically reports status to the Audit Committee or Board, where appropriate. Our functional teams apply other appropriate risk assessment and mitigation techniques, with the relevant management representatives updating the Board as needed.
Our Board, committees, and individual directors perform periodic self-evaluations in accordance with our corporate governance principles. The evaluations ensure our Board is strategic, productive, and effective, and contributes to long-term shareholder value. The Board and legal counsel also hold ongoing discussions regarding Board and committee composition, effectiveness, and decision-making, as well as individual director performance.

16

Stock Ownership Guidelines

We periodically review our stock ownership guidelines for our CEO, directors, and other officers. We compare our guidelines with those of peer group companies and consider ownership governance best practices. Our Board believes that best aligning with shareholder interests requires our directors to hold common stock amounts on the larger end of our peer group and the benchmarking guidelines.
In Fiscal 2026, our Board determined it would continue the following stock ownership guidelines, which were last increased in 2020:

Directors	CEO	CFO
5x Annual Retainer	3x Annual Base Salary	2x Annual Base Salary

Our policy does not include vested or unvested outstanding stock options, unvested restricted stock and restricted stock units, and unearned performance stock and performance stock units in share ownership. Eligible stock ownership includes the following elements:
•	Shares purchased on the open market or through the 2022 rights offering.
•	Shares acquired by exercising stock options or under our Employee Stock Purchase Plan.
•	Vested restricted stock and restricted stock units.
•	Stock beneficially owned in a trust.
•	Stock held by a spouse or minor children.
Compliance with our stock ownership guidelines is due on the later of five years from:
•	The date an individual first became eligible for our stock ownership guidelines.
•	The date the stock ownership guidelines were last revised.
If the dollar value of required holdings increases due to base salary or director cash compensation increases, stock ownership must also be increased within five years. We measure compliance with these guidelines at the end of each fiscal year. At the end of Fiscal 2026, all included positions were on track to meet their stock ownership guidelines.

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Non-Employee Director Compensation

The Board, following recommendations from the LCC, determines the amount and form of non-employee director compensation. In addition, management provides information and recommendations regarding competitive market practices, target compensation levels, and compensation program design. The LCC also retains an independent compensation consultant to provide analysis and advice.
The LCC generally conducts a comprehensive periodic review of the Company’s compensation program, most recently in Fiscal 2025 when Quantum engaged Compensia as its independent compensation consultant. Following that review, no changes were made to our non-employee director compensation structure. Our current non-employee director compensation program is summarized in the table below.

Compensation Element	Annual Value	Frequency
Director Retainer	$50,000	Equal quarterly installments
Board Chair Retainer	$25,000	Equal quarterly installments
Lead Independent Director Retainer (if applicable)	$25,000	Equal quarterly installments
Committee Chair Fees • Audit Committee • Leadership & Compensation Committee • Corporate Governance & Nominating Committee • Special Committee	$25,000 $17,500 $15,000 $30,000	Equal quarterly installments
Committee Member Fees • Audit Committee • Leadership & Compensation Committee • Corporate Governance & Nominating Committee • Special Committee	$12,500 $10,000 $7,500 $12,500	Equal quarterly installments
New Director Equity Grant	12,000 shares	Pro-rated with 100% vesting at next annual meeting
Director Refresh Equity Grant	12,000 shares	100% vesting at earlier of next annual meeting or first anniversary of grant date

We have executed change of control agreements with each of our current non-employee directors. The agreements provide for automatic accelerated vesting of equity-based awards if the director’s service with the Company ends on or within twelve months following a change of control (other than for termination due to death or disability).
We allow our non-employee directors to defer some or all of their cash fees, which defers federal and state income taxes. Plan participants may direct the deemed investment of their deferred accounts among a preselected group of investment funds which excludes Quantum’s common stock. The deemed investment accounts mirror the investment options available under Quantum’s 401(k) Savings Plan. Plan participants’ deferred accounts are credited with interest based on their selected deemed investments. During Fiscal 2026, no non-employee directors elected to participate in the deferred compensation plan.

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Fiscal 2026 Director Compensation
The following tables detail the Fiscal 2026 annual cash retainers, applicable committee service fees, and applicable Chair retainers paid to our directors. We do not pay meeting fees to our Board members. Following his appointment as President and Chief Executive Officer, Mr. Meyrath stopped receiving non-employee compensation for Board service.

Name	Fees Earned or Paid in Cash[1]	Stock Awards[2]	All Other Compensation	Total
Blevins, Tony J.	$35,486	$86,840	-	$122,326
Clancy, James C.	$34,861	$86,840	-	$121,701
Fichthorn, John A.	$65,000	$125,767	-	$190,767
Jaworski, Donald J.	$117,917	$77,400	-	$195,317
Meyrath, Hugues	$21,250	-	-	$21,250
Tracy, John R.	$110,208	$77,400	-	$187,608
White, Yue Zhou	$81,458	$77,400	-	$158,858

[1]Amounts reflect compensation earned by each director for Board service during Fiscal 2026 and include the amounts in the next table. Mr. Meyrath’s Board compensation was discontinued following his appointment as President and Chief Executive Officer on June 2, 2025.

[2]Value reflects the closing price on the grant date of $6.45 per share. In accordance with the Company’s standard equity compensation program for non-employee directors, the Board approved an annual Fiscal 2026 award for each of the directors, excluding Mr. Meyrath, of 12,000 restricted stock units each, vesting upon the earlier of the Annual Meeting or January 1, 2027, subject to each directors’ continued Board service. The Board also approved prorated new director equity awards of 4,405 restricted stock units for Mr. Fichthorn valued at the closing price on the grant date of $10.98 per share, and 1,000 restricted stock units for each of Mr. Blevins and Mr. Clancy valued at the closing price on the grant date of $9.44 per share, each of which vested at the Company’s 2025 annual shareholder meeting.

Name	Board Retainer	Board Chair or Lead Independent Director Retainer[1]	Committee Membership Retainer	Committee Chair Retainer	Total Fees Paid in Cash
Blevins, Tony J.	$29,861	-	$5,625	-	$35,486
Clancy, James C.	$29,861	-	$5,000	-	$34,861
Fichthorn, John A.	$50,000	-	$2,500	$12,500	$65,000
Jaworski, Donald J.	$50,000	$25,000	$25,417	$17,500	$117,917
Meyrath, Hugues	$12,500	-	$5,000	$3,750	$21,250
Tracy, John R.	$50,000	-	$9,375	$50,833	$110,208
White, Yue Zhou	$50,000	-	$31,458	-	$81,458
1In Fiscal 2026, Mr. Jaworski served as Lead Independent Director from April 1 – June 1, 2025 and as Chairman of the Board from June 2, 2025 – March 31, 2026.

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Proposals

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Proposal One | Election of Directors

Quantum has nominated seven directors to be elected to the Board at the Annual Meeting, to serve until the 2027 annual meeting or until their successors are duly qualified and elected. The Corporate Governance and Nominating Committee recommended all nominees and the Board nominated all for election.
The nominees are:

Donald J. Jaworski INDEPENDENT	Hugues Meyrath President and Chief Executive Officer
Yue Zhou White INDEPENDENT	John R. Tracy INDEPENDENT
John A. Fichthorn INDEPENDENT	James C. Clancy INDEPENDENT
Tony J. Blevins INDEPENDENT

Required Vote
This is an uncontested election requiring a majority of votes cast. A majority of votes cast means that the number of shares voted for a director exceeds the number of votes cast against the director. Abstentions will not be counted for or against a nominee and broker non-votes will have no effect on the outcome of this proposal. If a director nominee does not receive a majority of votes cast, he or she will not be elected. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. See Information Concerning Solicitation, Voting, and Communication for more information about majority voting.
Each shareholder voting on Proposal One may cumulate their votes as described in Information Concerning Solicitation, Voting, and Communication.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

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Proposal Two | Amendment to and Restatement of the 2023 Long-Term Incentive Plan

We are seeking approval to amend and restate our 2023 Long-Term Incentive Plan (the 2023 Plan) to increase the number of shares of our common stock reserved for issuance under the 2023 Plan by 3,400,000 shares. Our Board approved the restatement, subject to approval of our shareholders, on July 21, 2026.
Background and Purpose of the Restatement
As of the Record Date, approximately 26,861 shares of our common stock remained available for future grants under the 2023 Plan. We believe that the current share reserve amount is insufficient to meet our future needs with respect to attracting, motivating and retaining key executives and employees in a competitive market for talent and managing our cash flow.
We consider equity compensation to be a vital element of our employee compensation program and believe that the continued ability to grant equity awards at competitive levels is in the best interest of Quantum and our shareholders. In particular, and as described in previous proxy statements, we have been focused on increasing the portion of key executive compensation derived from equity awards rather than fixed cash compensation. If Proposal Two is not approved, we may be unable to continue to offer competitive equity packages to attract and retain employees, creating a material retention risk for which we may need to consider other compensation alternatives. For example, if we were required to increase cash compensation, it would reduce capital available for operations, development, and other investment, which could adversely affect business results or strategy.
The remainder of this discussion, when referring to the 2023 Plan, refers to the amended and restated 2023 Plan as if this proposal is approved by our shareholders, unless otherwise specified or the context otherwise references the 2023 Plan prior to the amendment and restatement.
Long-Term Equity is a Key Component of Our Employee Compensation Program
Our employees are our most valuable asset, and we strive to provide them with competitive compensation packages that reward personal and Company performance and help meet our retention needs. Equity awards, whose value depends on our stock performance, and which require continued service over time before any value can be realized, help achieve these objectives and are a key element of our compensation program.
Equity awards also incentivize our employees to manage our business as owners, aligning their interests with those of our shareholders. We believe we must continue to use equity compensation on a broad basis to help attract, retain and motivate employees to grow our business, develop new products, increase operating efficiencies, and ultimately increase shareholder value.
Accordingly, it is imperative that we have sufficient shares available to continue to offer equity, including performance-influenced equity that aligns executive interests with our business performance and shareholder value creation, to ensure there is sufficient retention interest for executive officers and to motivate performance achievement.

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The 2023 Plan Incorporates Compensation and Governance Best Practices
The 2023 Plan includes the following important features:

Prohibitions against liberal share recycling practices.
Shares tendered by participants to satisfy the exercise price or purchase price of awards, or tax withholding obligation with respect to awards, will not be added back to the balance of shares available to issue under the 2023 Plan.

Shareholder approval required for additional shares.
The 2023 Plan does not contain an annual “evergreen” provision. The 2023 Plan authorizes a fixed maximum number of shares and requires shareholder approval to increase the maximum number of shares of our common stock which may be issued under the 2023 Plan.

No discount stock options or stock appreciation rights.
All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the award is granted.

Repricing and cash buyouts not allowed without shareholder approval.
The 2023 Plan prohibits the repricing, cash-out or other exchange of underwater stock options and stock appreciation rights without prior shareholder approval.

Limitations on dividend payments on unvested awards.
Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. In addition, dividend equivalents may not be granted on options or stock appreciation rights.
Clawback. The 2023 Plan provides that all awards will be subject to our clawback policy.
No tax gross-ups. The 2023 Plan does not provide for any tax gross-ups on equity awards.	LCC Independence. Our employee equity plans are administered by the Board’s Leadership and Compensation Committee, which is comprised entirely of independent non-employee directors.

We Manage our Incentive Program Thoughtfully
We manage our long-term shareholder dilution by limiting annual equity grants to what we believe is necessary to attract, reward, and retain our key employees. We are also mindful of the ratio of our stock-based compensation expense to our revenues over time. There is a limit on the total number of shares that may be awarded under the 2023 Plan, ensuring appropriate shareholder protection. Moreover, awards granted under the plan, will continue to be subject to vesting conditions and tied to value generation, aligning executive interests with shareholders’.
Historically, our equity grants to named executive officers have been comprised of time-based restricted stock units and performance-based restricted stock units. However, in Fiscal 2026, the LCC and Board determined that granting options would more appropriately align the interests of the executive leadership team with those of our shareholders.

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The performance goals we have previously set for performance-based equity awards were designed to be challenging, and required consistent business execution and achievement in order to be earned. Historically, certain performance targets have not been met, demonstrating the pay-for-performance alignment of our executive compensation program. As a result, the actual compensation realized by our executive officers over the past several years has been significantly lower than their target compensation metrics. The table below summarizes our equity grant practices during the three most recent fiscal years.

Fiscal Year	Weighted Average Shares Outstanding (000s)[1]	Time- Based Awards Granted (000s)	Performance- Based Awards Granted (000s)	Earned Portion of Performance- Based Awards Granted (000s)	Options Granted (000s)	200-Day Moving Calendar Average Stock Price[1]	Value-Adjusted Burn Rate
2026	12,674	371	120	-	100	$7.91	4.49%
2025	5,150	312	180	13	-	$13.55	9.55%2 / 6.31%[3]
2024	95,850	1,209	1,055	271	-	$0.60	4.73%2 / 3.85%[3]

[1]Measured as of March 31 of the relevant fiscal year. Quantities and stock prices shown for Fiscal 2025 and Fiscal 2026 have been adjusted for the 1-share-for-20-shares reverse split approved by shareholders in August 2024.

[2]Reflects value-adjusted burn rate including all performance-based awards granted in fiscal year.
[3]Reflects value-adjusted burn rate including performance-based awards granted in fiscal year and subsequently earned.

Amending the 2023 Plan Allows us to Meet our Forecasted Equity Needs
We are requesting an additional share reserve for the 2023 Plan of 3,400,000 shares, or 8.6% of common shares outstanding as of the Record Date. Shares outstanding and available under the 2023 Plan and our 2021 Inducement Plan (the Inducement Plan) as of the Record Date are shown below, in thousands.

Plan	Outstanding RSUs (Granted but not Vested) (000s)	Outstanding PSUs (Granted but not Vested or Earned) (000s)	Outstanding Options (Granted but not Vested) (000s)	Remaining Shares Available to Grant (000s)
2023 Plan	333	116	1,463[1]	27
Inducement Plan	25	25	-	115
[1]Outstanding options have a weighted-average exercise price of $5.21 and a weighted average term to exercise of 6.7 years.

Our overhang for the 2023 Plan as of the Record Date was 4.7%. Assuming shareholders approve amending the 2023 Plan, our overhang will be 11.9%. Overhang calculations exclude shares available for future issue or grant under the 2021 Inducement Plan or Employee Stock Purchase Plan. For this purpose, we are defining overhang as (A + B) / (A + B + C), where A, B, and C are based on the following measurements as of the Record Date:
A	1,911,016 shares subject to awards granted to employees and directors, including options granted but not exercised.
B	26,861 shares available for future grants (if additional shares requested are approved by shareholders, 3,426,861).
C	39,400,833 shares outstanding.
Based on a review of our historical and projected grant practices, we estimate that the requested additional share reserve for the 2023 Plan should meet our equity grant needs for approximately one year or more. This estimate is based on assumptions about our anticipated hiring rate, stock price over time, historical forfeiture rates, and increasing proportion of executive compensation provided via equity awards vs. cash compensation. In the near term, we intend to make annual shareholder requests to approve additional shares under our 2023 Plan to allow shareholders to provide ongoing input on our equity program.

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Material Terms of the Amended 2023 Long-Term Incentive Plan
This section summarizes certain principal features of the 2023 Plan. This summary is not a complete description of all of the provisions of the 2023 Plan and is qualified in its entirety by reference to the full text of the 2023 Plan.
Eligibility and Types of Awards
The 2023 Plan permits the grant of the following types of equity incentive awards:
•	Incentive stock options (ISOs);
•	Nonstatutory stock options (NSOs);
•	Stock appreciation rights (SARs);
•	Restricted stock; and
•	Time-based restricted stock units (RSUs) and performance-based restricted stock units (PSUs).
Employees, consultants and directors of Quantum and any parent, subsidiary or affiliate of Quantum are eligible to participate in and receive awards pursuant to the 2023 Plan. As of the Record Date, we had approximately 480 employees, directors, and consultants potentially eligible to participate in the 2023 Plan.
Administration
The 2023 Plan will be administered by the Board or a committee of individuals satisfying applicable laws appointed by the Board (the Administrator). It currently is expected that the LCC will continue to administer the 2023 Plan, but the Board has the authority to appoint one or more other committees to separately or concurrently administer the 2023 Plan. The Board may require that any committee which administers the 2023 Plan consist of at least two directors who qualify as non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934 to qualify transactions under the 2023 Plan as exempt under Rule 16b-3.
Subject to the terms of the 2023 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, determine the terms and conditions of awards, interpret the provisions of the plan and outstanding awards, and make all determinations necessary or advisable for administering the 2023 Plan. The Administrator may delegate any part of its authority and powers under the 2023 Plan to a committee of officers to the extent permitted by applicable law, provided that such delegation shall specify the total number of awards that such officers may award. The Administrator’s decisions, determinations, and interpretations will be final and binding on all participants and other holders of awards and will be given maximum deference permitted by law.
Share Reserve and Share Recycling Rules
Maximum Share Limit. The maximum number of shares that may be issued or transferred pursuant to awards under the 2023 Plan after reflecting our 1-for-20 reverse stock split effective August 26, 2024 is equal to the sum of:
•	5,350,000 shares;
•	The number of shares that were available for new grants under the 2012 Long-Term Incentive Plan (2012 Plan) as of September 12, 2023; and
•	Any shares subject to awards granted under the 2012 Plan as of September 12, 2023 that:
○	expire or otherwise terminate without having been vested or exercised in full; or
○	are forfeited to or repurchased by the Company due to failure to vest.
However, in no event will the number of shares available for issuance exceed 5,647,896 shares.
Share Recycling
•
If an option or SAR expires or becomes unexercisable without having been exercised in full or is surrendered pursuant to an exchange program (as defined in the 2023 Plan, and subject to shareholder approval), the unpurchased shares subject to the option or SAR will become available for future issuance under the plan.

•
Upon exercise of a SAR settled in shares, the gross number of shares covered by the portion of the award exercised (whether or not actually issued pursuant to the exercise) will cease to be available under the 2023 Plan.

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•
Vested shares that have actually been issued under the 2023 Plan will not be returned to the plan and will not become available for future distribution under the plan. Unvested shares issued pursuant to awards that are reacquired by the Company or are forfeited to the Company due to failure to vest will become available for future issuance under the 2023 Plan.

•	Shares used to pay the exercise price or purchase price of an award will not become available for future grant and/or sale under the 2023 Plan.
•	Shares purchased in the open market with proceeds from option exercises will not become available for issuance under the 2023 Plan.
•	Shares used to satisfy the tax withholding obligations related to an award of restricted stock, RSUs, options, or SARs will not become available for future grant or sale under the 2023 Plan.
•	If any portion of an award is paid to a participant in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2023 Plan.
Administration
Awards granted under the 2023 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2023 Plan, but will count against the maximum number of shares that may be issued upon the exercise of ISOs.
Capitalization Adjustments
If Quantum experiences a dividend or other distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of Quantum, or other change in corporate structure affecting the shares, the LCC will adjust the number and class of shares available for issuance under the 2023 Plan, the number, class and price of shares subject to outstanding awards, and the per-person share limits on awards.
Individual Award Limitations
The 2023 Plan provides that the maximum grant date fair value (calculated in accordance with generally accepted accounting principles) of all awards (as a combined limit) granted to an individual non-employee director in any one fiscal year may not exceed an aggregate of $500,000. In the fiscal year in which a non-employee director first joins the Board, this limit is increased to $750,000. Any awards granted to an individual while he or she was an employee or consultant but not a non-employee director shall not count for purposes of this limitation.
No Repricing or Cash Buyouts
The 2023 Plan prohibits the implementation of any program to exchange awards or reduce the exercise price of options or stock appreciation rights, or otherwise implement certain programs under which participants can transfer awards to a financial institution or other person or entity, except with shareholder approval.
No Reload Options
No stock option will include terms entitling a participant to a grant of stock options upon exercise of the original stock option.
Stock Options
The Administrator may grant NSO or ISOs, the latter of which are entitled to potentially favorable tax treatment, under the 2023 Plan. The stock option exercise price is determined at grant by the Administrator and must be at least 100% of the fair market value of a share on the date of grant (110% for incentive stock options granted to shareholders who own more than 10% of the total outstanding shares of Quantum, its parent or any of its subsidiaries). The term of a stock option shall not exceed 7 years from the date of grant. However, a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Quantum or any of its subsidiaries or any Quantum parent may not be granted an incentive stock option that is exercisable after 5 years from the option’s grant date. Dividend equivalents may not be granted on stock options.

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Stock Appreciation Rights
SARs are awards that grant the participant the right to receive an amount (in the form of cash, shares of equal value, or a combination thereof, as determined by the Administrator) equal to the number of shares exercised multiplied by the amount by which Quantum’s stock price exceeds the exercise price. The exercise price is set by the Administrator but cannot be less than 100% of the fair market value of the covered shares on the grant date. The Administrator’s decisions, determinations, and interpretations will be final and binding on all participants and other holders of awards and will be given maximum deference permitted by law.
Restricted Stock
Awards of restricted stock are shares that may be subject to vesting conditions in accordance with the terms and conditions established by the Administrator. A holder of restricted stock will have full voting rights, unless determined otherwise by the Administrator. Dividends paid on unvested stock grants will be subject to forfeiture if the vesting condition applicable to the stock grant is not satisfied.
Restricted Stock Units
RSUs represent a right to receive shares (and/or cash of equal value) at a future date determined in accordance with the participant’s award agreement. Participants holding RSUs have no voting rights with respect to the shares represented by the RSUs until the date the underlying shares are issued. The Administrator may provide for dividend equivalent rights on RSUs based on the amount of dividends paid on outstanding shares of our common stock. Any dividend equivalent rights that are awarded will be subject to forfeiture to the same extent as the corresponding RSUs to which the dividend equivalent rights relate.
Performance Awards
Performance awards are awards that result in a payment to a participant (in the form of cash, shares of equal value, or a combination thereof, as determined by the Administrator) only if performance goals and/or other vesting criteria established by the Administrator are achieved or the awards otherwise vest. The applicable performance goals or vesting criteria will be determined by the Administrator and may be applied based on continued employment or service, the achievement of specific performance objectives (such as company-wide, departmental, divisional, business unit or individual goals), applicable federal or securities laws, or any other basis determined by the Administrator in its discretion. Performance awards that are RSUs may contain dividend equivalent rights.
Limited Transferability of Awards
Awards granted under the 2023 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and may be exercised during a participant’s lifetime only by the participant. Notwithstanding the foregoing, subject to the terms of the 2023 Plan, the Administrator may make an award transferable on such terms and conditions as the Administrator deems appropriate, such as permitting an individual to transfer an award to an individual or entity if the transfer is for bona fide estate planning purposes.
Merger, Change in Control, or Other Transactions
In the event of a merger of Quantum with or into another corporation or a change in control (as defined in the 2023 Plan), each outstanding award will be treated as the Administrator determines, including that each award be assumed or substituted by the successor corporation (or its parent or subsidiary). The Administrator is not required to treat all awards similarly.

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If there is no assumption or substitution of outstanding awards, the awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and the awards will become fully exercisable. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the Administrator will notify the participant that the award will be exercisable for a specified period prior to the transaction, and the award will terminate upon the expiration of such period.
With respect to awards granted to a non-employee director that are assumed or substituted for upon a merger or change in control, if the non-employee director’s status as a director is terminated other than upon voluntary resignation (unless resignation was required by the acquirer) on or after the assumption or substitution, then his or her awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and the awards will become fully exercisable.
In the event of a proposed dissolution or liquidation of Quantum, the Administrator will notify each participant as soon as practicable prior to the effective date of the proposed transaction. To the extent options and stock appreciation rights are not exercised or other awards are not vested, the awards will terminate immediately prior to the completion of the proposed transaction.
Amendment and Termination
The Administrator or our Board generally may amend or terminate the 2023 Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent. If not terminated earlier, the 2023 Plan will continue in effect until July 25, 2033.
Clawback Provisions
Awards granted under the 2023 Plan will be subject to any provisions of applicable law providing for the recoupment or clawback of incentive compensation, such as provisions imposed pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the terms of any Quantum recoupment, clawback or similar policy in effect at the time of grant of the award, and any recoupment, clawback or similar provisions that may be included in the applicable award agreement.
Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2023 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information.
Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Nonqualified Stock Options
No taxable income is reportable when a nonqualified stock option with an exercise price at least equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the portion of the option exercised. Any taxable income recognized in connection with an option exercise by an employee of Quantum is subject to tax withholding by Quantum. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Incentive Stock Options
No taxable income is reportable when an incentive stock option is granted or exercised (unless the participant is subject to the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant

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exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the exercised shares on the exercise date (or the sale price, if less) minus the exercise price of the portion of the option exercised.
Stock Appreciation Rights
No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and/or the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock and RSUs
A participant generally will not have taxable income at the time an award of restricted stock or RSUs is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either freely transferable or no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.
Tax Effect for Quantum
Quantum generally will be entitled to a tax deduction in connection with an award under the 2023 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, special rules limit the deductibility of compensation paid to our Chief Executive Officer, Chief Financial Officer, and to our three other most highly compensated named executive officers (other than our Chief Executive Officer and our Chief Financial Officer). Because the exception for performance-based compensation under Section 162(m) has been repealed, the annual compensation paid to any of these specified executives generally will be deductible only to the extent that it does not exceed $1 million.
Section 409A of the Code
Certain types of awards under the 2023 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2023 Plan and awards granted under the 2023 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Administrator, the 2023 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
New Plan Benefits
Each of our non-employee directors serving on our Board on the date of this Annual Meeting is eligible to receive an annual grant of 12,000 restricted stock units as part of their annual retainer, which is contingent upon our shareholders’ approval of the share reserve increase provided for in the amended and restated 2023 Plan. For additional information about our non-employee director compensation, see the section entitled Non-Employee Director Compensation above. Additional awards, if any, that will be made to eligible persons under the 2023 Plan will be subject to the discretion of our Board or our LCC. Therefore, except as discussed above, we cannot currently determine the benefits or number of shares of our common stock subject to awards that may be granted in the future to our executive officers, employees and directors.

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Summary
We believe that approving the restatement of the 2023 Plan is essential to our continued ability to attract, reward, and retain our executive and non-executive employees, as well as our Board members. Awards such as those provided under the 2023 Plan constitute an important incentive desired by employees and candidates whose skills and performance are critical to our success. Shareholder approval of the 2023 Plan restatement is vital to achieving our projected operating results in Fiscal 2026 and beyond.
Required Vote
Approval to amend and restate the 2023 Plan requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against Proposal Two, and broker non-votes will have no effect on the outcome of this proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. If shareholders do not approve amending the 2023 Plan, the 2023 Plan and the Inducement Plan will remain in place and will continue to be administered in their current form subject to shares remaining available for grant under such plans.
The amended and restated 2023 Plan is provided for review as Exhibit A to this proxy statement.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO AND RESTATEMENT OF THE 2023 LONG-TERM INCENTIVE PLAN.

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Proposal Three | Non-Binding Advisory Vote on Executive Compensation

Section 14A of the Securities Exchange Act of 1934 (the Exchange Act) provides our shareholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.
Following approval from a substantial majority of shareholders at our September 12, 2023 annual meeting, the Board adopted a policy providing for annual advisory votes to approve our named executive officer compensation. We are asking our shareholders to approve, on an advisory basis, our named executive officers’ compensation as disclosed in the Executive Compensation Summary, the Summary Compensation Table, and the related tables, notes, and narrative in this proxy statement. We believe that information demonstrates that our executive compensation program is appropriately designed, performance-based, and aligned with interests of our shareholders.
Required Vote
Adopting a resolution approving, on an advisory basis, our named executive officer compensation requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. While the advisory vote on Proposal Three is non-binding, it is required under Section 14A of the Exchange Act and provides valuable information regarding shareholder sentiment, which the Leadership and Compensation Committee will consider when determining future executive compensation programs. Abstentions will have the same effect as a vote against Proposal Three, and broker non-votes will have no effect on the outcome of this proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION AT THE ANNUAL MEETING:
“Resolved, that the Company’s shareholders approve, on a non-binding advisory basis, our named executive officers’ compensation as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2026 annual meeting of shareholders, including the Executive Compensation Summary, compensation tables, and narrative discussion.”

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Proposal Four | Ratification of Appointment of Registered Public Accounting Firm

At the Annual Meeting, we are asking our shareholders to ratify the appointment of CohnReznick LLP (CohnReznick) as our independent registered public accounting firm for fiscal year 2027. Our Audit Committee is submitting the appointment of CohnReznick to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of CohnReznick, and even if our shareholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our shareholders. Although ratification is not required by our Bylaws or otherwise, in the event CohnReznick’s selection is not ratified, the Audit Committee will reconsider its decision. A representative of CohnReznick is expected to be present at the Annual Meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our shareholders.
Change in Auditor
As previously disclosed in the Company’s Current Report on Form 8-K filed on October 6, 2025, the Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for Fiscal 2026. As a result of this process and following careful deliberation, on September 30, 2025, the Audit Committee dismissed Grant Thornton LLP (GT) as the Company’s independent registered public accounting firm, effective as of that same date.
GT’s reports on the Company’s consolidated financial statements as of and for Fiscal 2025 and Fiscal 2024 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than the explanatory paragraph regarding the Company’s ability to continue as a going concern.
During Fiscal 2024 and Fiscal 2025 and the subsequent interim period through September 30, 2025, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions, Disagreements) between the Company and GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GT, would have caused GT to make reference to the subject matter of the disagreement in connection with its report.
Additionally, during Fiscal 2024 and Fiscal 2025 and the subsequent interim period through September 30, 2025, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K and its related instructions, Reportable Events), except for material weaknesses in the Company’s internal control over financial reporting related to controls environment, revenue recognition, manufacturing inventory, and warrants agreements as disclosed in Item 9A, Controls and Procedures of the Company’s Annual Reports on Form 10-K for Fiscal 2024 and Fiscal 2025. The Audit Committee discussed the subject matter of each of these Reportable Events with GT, and the Company authorized GT to respond fully to CohnReznick’s inquiries concerning the subject matter of each of these Reportable Events.
In accordance with Item 304(a)(3) of Regulation S-K, the Company provided GT with a copy of the disclosures it has made and requested GT furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether GT agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of GT’s letter, dated October 6, 2025, is attached as Exhibit 16.1 to the Current Report on Form 8-K filed on October 6, 2025.

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As of September 30, 2025, our Audit Committee appointed CohnReznick as our independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2026, which was ratified by our shareholders on December 16, 2025.
During Fiscal 2025 and Fiscal 2024, and the subsequent interim period through October 6, 2025, neither the Company, nor anyone acting on its behalf, consulted CohnReznick regarding either:
•
the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements;

•
any written report or oral advice that might be provided to the Company by CohnReznick that CohnReznick concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

•	any matter that was the subject of Disagreements or Reportable Events.
Required Vote
Ratifying CohnReznick’s appointment requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against Proposal Four, and broker non-votes are not expected to exist with respect to this proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF COHNREZNICK LLP’S APPOINTMENT AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2027.

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Other Proposals

As of the date of this proxy statement, Quantum is not aware of:
•	Any other matter properly raised to be voted on at the annual meeting; or
•	Any shareholder intending to present a proposal from the floor at the Annual Meeting.
The Annual Meeting proxy solicited by the Board grants the proxy holders discretionary authority to vote on any matters other than Proposals One through Four that may be properly brought before the Annual Meeting.

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Executive Compensation Summary

35

Named Executive Officers

Our named executive officers for Fiscal 2026 were our principal executive officer, principal financial officer, and next most highly compensated executive officer. In Fiscal 2026, we underwent significant leadership changes aimed at realigning the company’s executive team with our strategic objectives. More specifically:
•	William H. White was appointed CFO effective February 2, 2026.
•	On June 2, 2025, Hugues Meyrath was appointed as President and Chief Executive Officer (CEO).
•	Anthony Craythorne was named Chief Revenue Officer effective July 2, 2025.
As a result, our named executive officers for Fiscal 2026 included the following:

Name	Role	Effective Period
Hugues Meyrath	President and Chief Executive Officer	June 2, 2025 – Current
James J. Lerner	Former Chairman of the Board, President, and Chief Executive Officer	July 1, 2018 – June 2, 2025
Laura A. Nash	Chief Accounting Officer	June 7, 2023 – Current
Kenneth P. Gianella	Former Chief Financial Officer and Chief Operating Officer	January 12, 2023 – April 4, 2025
Anthony Craythorne	Chief Revenue Officer	July 2, 2025 – Current
Henk Jan Spanjaard	Former Chief Revenue Officer	November 9, 2023 – July 1, 2025

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Equity Grant Practices

Prior to Fiscal 2026, the Company had not granted stock options for many years. However, in order to incentivize Company growth and performance, the Company granted stock options in Fiscal 2026 to Mr. Meyrath as part of his new hire equity package. The Company has granted additional stock options to Mr. Meyrath, Ms. Nash, and Mr. Craythorne in fiscal year 2027, and anticipates granting stock options to executives and other employees in the future. Granting stock options is intended to directly align the interests of our executives and other employees with those of our shareholders because recipients will not realize any financial benefit from the equity awards unless the stock price increases.
Although we do not have a formal policy with respect to the timing of granting equity awards, our typical practice is to provide periodic refresh grants to our named executive officers and certain other executive leadership positions. New hire, promotion, and hoc grants may also be made throughout the year. The decision to issue stock options or other equity awards to any employee is subject to review and approval by the LCC. Any potential equity grants to our CEO also require approval by the Board. Equity awards are typically approved effective the first day of the month, subject to LCC or Board approval (as applicable). We do not take material nonpublic information into account when determining the grant timing or terms of such awards. In addition, we do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purposes of affecting the value of executive compensation.

37

Fiscal 2026 Compensation Tables

38

Fiscal 2026 Summary Compensation Table

The following table displays our named executive officer compensation for Fiscal 2026, Fiscal 2025, and Fiscal 2024, respectively.

Name and Title	Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	All Other Compensation[4] ($)	Total ($)
Hugues Meyrath[5]	2026	444,231	455,068	1,313,500	-	2,212,799
President and Chief	-	-	-	-	-	-
Executive Officer	-	-	-	-	-	-
James J. Lerner Former Chairman of	2026	148,077	300,000	-	829,079	1,277,156
the Board, President, & Chief Executive	2025	700,000	468,750	211,875	113,027	1,493,653
Officer	2024	700,000	-	186,000	4,261	890,261
Laura A. Nash	2026	290,000	201,500	-	38,902	530,402
Chief Accounting	2025	290,000	125,375	84,875	38,007	538,257
Officer	2024	275,385	-	2,625	-	278,010
Kenneth P. Gianella Former Chief	2026	16,442	200,000	-	606,749	823,191
Financial Oﬃcer & Chief Operating	2025	462,981	256,250	213,457	116,040	1,048,729
Officer	2024	418,654	-	185,100	3,800	607,554
Anthony Craythorne[6]	2026	458,262	-	195,600	-	653,862
Chief Revenue Officer	-	-	-	-	-	-
	-	-	-	-	-	-
Henk Jan Spanjaard	2026	240,906	100,000	-	741,004	1,081,910
Former Chief	2025	641,202	-	97,000	31,364	769,566
Revenue Officer	2024	528,064	-	3,938	45,313	577,315

[1]The salary amounts reported represent the U.S. dollar values (as of March 31 of the respective calendar year, where converted from a non- U.S. dollar currency) of the cash base salaries earned in Fiscal 2026. The salaries shown for Mr. Craythorne and Mr. Spanjaard also include commissions earned under applicable sales commission plans. Mr. Craythorne’s Fiscal 2026 commission paid was $223,262. Mr. Spanjaard’s commission payments were $121,142 in Fiscal 2026, $281,997 in Fiscal 2025, and $237,131 in Fiscal 2024.

[2]Fiscal 2026 bonus amounts include Quantum Incentive Plan (QIP) payouts earned in Fiscal 2026 but not paid until fiscal year 2027, in the following amounts: $455,068 for Mr. Meyrath and $101,500 for Ms. Nash. In addition, Fiscal 2026 payments shown include contractually owed retention bonus payments of $300,000 to Mr. Lerner, $100,000 to Ms. Nash, $200,000 to Mr. Gianella, and $100,000 to Mr. Spanjaard. The retention bonuses were paid in two equal installments in April 2025 and July 2025, predicated on remaining an active, full-time employee through July 1, 2025, and subject to clawback for voluntary resignation or termination for misconduct prior to that date. The Fiscal 2026 retention bonuses were paid to Mr. Lerner and Mr. Gianella based on contractual obligations related to their terminations. No bonuses were paid under the QIP in Fiscal 2025.

[3]See the Company’s Annual Report on Form 10-K for Fiscal 2026 regarding assumptions underlying valuing equity awards and valuation applied. Amounts reported exclude the effects of estimated forfeitures.

[4]All Other Compensation includes contractual severance payment requirements, reimbursement for tax planning services, imputed income attributed to certain voluntary benefit plan elections, car allowances for eligible employees, and employer contributions to health savings accounts. In Fiscal 2026, the Company made severance payments related to termination of $700,000 to Mr. Lerner, $475,000 to Mr. Gianella, and $578,500 to Mr. Spanjaard. Also in Fiscal 2026, the Company made tax gross up payments in connection with the retention bonuses contractually owed to certain individuals in the following amounts: $127,643 to Mr. Lerner, $37,384 to Ms. Nash, $131,045 to Mr. Gianella, and $88,030 to Mr. Spanjaard.

5Mr. Meyrath commenced employment effective June 2, 2025.
6Mr. Craythorne commenced employment effective July 2, 2025.

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Narrative to Summary Compensation Table

Each year, the LCC reviews Quantum’s executive compensation philosophy to pay for performance. We focus on maintaining a competitive total compensation program that rewards our executives for delivering results and long-term shareholder value. That philosophy is founded on four guiding principles designed to:

Attract and Retain top talent and compete against our peer companies.	Reward Achieving the Company’s short- and long-term objectives.
Motivate desired behaviors that allow our team to drive Company success.	Align Executive and shareholder interests to drive long-term value.

Compensation Elements
We offer our named executive officers a target total direct compensation package that includes both fixed and variable compensation in a manner that is consistent with our compensation philosophy and objectives. The primary elements of our compensation program consist of:

Annual Base Salary	Target Variable Cash	Long-Term Equity Grants
as a fixed compensation element intended to competitively attract and retain executive talent	via annual cash-based incentives structured to reward annual financial and operating goals and paid based on Company and individual performance	consisting of both time- and performance-based incentives used to attract and retain executives while creating long-term shareholder value

Fiscal 2026 Annual Base Salary
Named executive officer base salaries in Fiscal 2026 were:

Name	Title	Fiscal 2025 Ending Salary[1]	Fiscal 2026 Ending Salary[2]
Hugues Meyrath	President & CEO	-	$550,000
James J. Lerner	Former Chairman of the Board, President, & CEO	$700,000	-
Laura A. Nash	Chief Accounting Officer	$290,000	$290,000
Kenneth P. Gianella	Former CFO & Chief Operating Officer	$475,000	-
Anthony Craythorne	Chief Revenue Officer	-	$325,000
Henk Jan Spanjaard	Former Chief Revenue Officer	€310,000	-
[1]Neither Mr. Meyrath nor Mr. Craythorne were Quantum employees in Fiscal 2025.
[2]None of Messrs. Lerner, Gianella, nor Spanjaard were Quantum employees at the end of Fiscal 2026.

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Fiscal 2026 Quantum Incentive Plan
The Quantum Incentive Plan is the Company’s short-term incentive bonus program, structured to competitively compensate our executive officers for achieving preestablished corporate performance goals. The LCC annually selects financial performance metrics that serve as the bonus structure for the year and must be achieved to fund the plan. The LCC also works to ensure that the QIP metrics align with our pay-for-performance philosophy.
Of our Fiscal 2026 named executive officers, only Mr. Meyrath and Ms. Nash were eligible to participate in the QIP in Fiscal 2026. Mr. Meyrath and Ms. Nash each had an annual bonus target expressed as a percentage of their base salaries. As Chief Revenue Officer, Mr. Craythorne was eligible to participate in the Company’s sales commission plan rather than the QIP. Messrs. Lerner, Gianella, and Spanjaard were not eligible to participate in the QIP in Fiscal 2026 due to the end of their employment relationships with Quantum.
In summary, the annual bonus targets in Fiscal 2026 for each of our named executive officers were:

Name	Fiscal 2026 Target Bonus	Bonus a Percentage of Base Salary
Hugues Meyrath	$550,000	100%
James J. Lerner	-	-
Laura A. Nash	$101,500	35%
Kenneth P. Gianella	-	-
Anthony Craythorne	-	-
Henk Jan Spanjaard	-	-

Fiscal 2026 QIP Performance Metrics
The LCC selects annual QIP performance metrics and establishes related performance levels that reflect challenging financial targets requiring consistent high performance before payouts are triggered. After review and discussion with Compensia, the LCC determined that two equally-weighted metrics of final Fiscal 2026 revenue and bank EBITDA were appropriate to align our named executive officers’ interests on the Company’s concerted efforts to grow revenue and drive profitability. Bank EBITDA considered Adjusted EBITDA, plus certain additional adjustments allowed under the Company’s term loan agreements in place at the time the QIP performance metrics were approved.
The Fiscal 2026 QIP performance metrics approved by the LCC are described in the following table.

Metric	Fiscal 2026 QIP Weight	Fiscal 2026 QIP Target
Final Fiscal 2026 Revenue	50%	$250.0M
Final Fiscal 2026 Bank EBITDA	50%	$13.89M

Following the Company reporting its final Fiscal 2026 revenue of $279.6M, the LCC certified that Mr. Meyrath and Ms. Nash had earned the revenue-based portion of their Fiscal 2026 target bonuses. Although the Company’s final Fiscal 2026 bank EBITDA was below the QIP target previously approved, the LCC considered the substantial improvement in the Company’s financial position that the management team had delivered in Fiscal 2026, including increased revenue, reduced operating expenses following the Company’s implementation of its expense-reduction plan, improved profitability, and the significant reduction in and restructuring of its existing term loan and revolving credit facilities. Following consultation with independent external advisors, the LCC determined that authorizing a discretionary cash bonus payout in accordance with the bank EBITDA metric under the Fiscal 2026 QIP would be reasonable, and aligned with the best interests of the Company and its shareholders in order to ensure the management team remained motivated to continue driving improved operating performance and results. The Company made the bonus payments, which were subject to withholding for taxes and other applicable deductions, in fiscal year 2027.

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Fiscal 2026 Equity Awards
Generally speaking, annual refresh equity grant quantities for our executive officers have typically consisted of one-half time-based restricted stock units (RSUs) and one-half performance-based RSUs (PSUs). Both RSU and PSU grants typically include three-year vesting schedules, subject to satisfying pre-established performance goals and maintaining ongoing employment. Infrequently, certain PSU grants may employ shorter vesting schedules or performance periods (but not less than one year), depending on the relevant performance target and the LCC’s intent in incentivizing named executive officers to deliver certain results.

Time-Based RSUs have allowed us to:
•
 attract new executive talent.
•
offer attractive total compensation programs.
•
provide long-term retention interests to our executive team.
•
align with our shareholders’ interests in retaining a stable leadership team.

Performance-Based PSUs have supported:
•
adhering to industry-wide best practice among our peer group and other technology companies.
•
aligning our executives’ interests with those of our shareholders.
•
properly linking our executive compensation programs with Quantum’s performance.

As previously discussed, the Company undertook significant changes to its executive leadership team in Fiscal 2026. As a result, the LCC approved new hire grants intended to attract key executive talent and provide both retentive value and strong, motivating incentives for the leadership team to drive improved performance. After considering input from the Company’s external advisors and reviewing the competitive market analysis prepared by Compensia, the LCC approved the following Fiscal 2026 equity awards for Mr. Meyrath and Mr. Craythorne. The independent members of the Board subsequently approved the following equity award for Mr. Meyrath, based on the LCC’s recommendation. None of our other named executive officers received equity awards in Fiscal 2026.

Name	Title	Time-Based Restricted Stock Unit Awards (#)[1]	Performance- Based Restricted Stock Unit Awards (#)[2]	Options to Purchase Shares of Common Stock Granted[3]
Hugues Meyrath	President & CEO	100,000	-	100,000
James J. Lerner	Former Chairman of the Board, President, & CEO	-	-	-
Laura A. Nash	Chief Accounting Officer	-	-	-
Kenneth P. Gianella	Former CFO & Chief Operating Officer	-	-	-
Anthony Craythorne	Chief Revenue Officer	15,000	15,000	-
Henk Jan Spanjaard	Former Chief Revenue Officer	-	-	-

[1]The RSUs granted to Mr. Meyrath vest in equal annual installments over 4 years, subject to continued employment as of each vesting date. The RSUs granted to Mr. Craythorne vest in equal annual installments over 3 years, subject to continued employment as of each vesting date.

[2]The PSUs granted to Mr. Craythorne vest in equal annual installments over 3 years, subject to continued employment as of each vesting date. They are also subject to certain performance metrics more fully described below.

[3]The options to purchase shares of the Company’s common stock granted to Mr. Meyrath vest in equal annual installments over 4 years, subject to continued employment as of each vesting date.

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The LCC received recommendations from Quantum management, with guidance from outside legal counsel and Compensia regarding selecting and structuring Fiscal 2026 PSU metrics that aligned our long-term executive performance to the Company’s strategic objectives and shareholders’ interests. The LCC approved two Fiscal 2026 PSU metrics, each representing one-half of the PSU grants awarded, and included separate time-based vesting requirements subject to continued employment on any PSUs deemed earned according to the performance metrics:
•
Positive trailing twelve months operating cash flow, with a performance period of three years and, assuming the performance metric is ultimately achieved, vesting over three years from the grant date, in equal annual installments; and

•	15% growth in final fiscal year 2028 revenue over final Fiscal 2026 revenue where, if the performance target is met, vesting occurs over three years from the grant date, in equal annual installments.
Retention Bonuses
Because of the Company’s significant historical concerns about retaining key executive officers, in Fiscal 2025 the LCC approved certain retention bonuses for each of Messrs. Lerner, Gianella, and Spanjaard, as well as Ms. Nash (as more fully described in the Summary Compensation Table), which were not payable until Fiscal 2026. The bonuses were contingent on a general release of claims benefitting the Company and were subject to clawback if the executive resigned or was terminated for misconduct prior to July 1, 2025. The agreements also provided for accelerated payment on a change of control of Quantum prior to July 1, 2025, subject to continued employment through any triggering transaction, and a gross up for withholding taxes. The tax gross ups were intended to provide important additional retentive value in lieu of higher cash payments or additional equity grants, as well as consideration for the required release of claims.
No additional retention bonuses were approved in Fiscal 2026, and the LCC expects the Company to prioritize using time- and performance-based equity awards, rather than cash payments, for future retention-focused incentives.
Perquisites and Other Benefits
We offer health, welfare, and other benefit programs to substantially all full-time employees. The health and welfare benefits offered to our executive officers are identical to those offered to other full-time employees. All U.S.-based employees, including our executive officers, are also eligible to participate in Quantum’s tax-qualified 401(k) Savings Plan. Participants may defer cash compensation up to statutory IRS limits and may receive a discretionary matching contribution.
We also maintain a non-qualified deferred compensation plan that enables select employees, including our executive officers, to defer a portion of their base salary and annual bonus payouts, and associated federal and state income taxes. Plan participants direct the deemed investment of their deferred accounts among a preselected group of investment funds which excludes shares of Quantum common stock. None of our executive officers participated in this plan in Fiscal 2026.
We offer Company-paid tax preparation services to our executive oﬃcers and non-executive vice presidents. We believe these perquisites are limited and reasonable given the executive officers’ responsibilities. Except for these items and the non-qualified deferred compensation plan discussed above, we do not provide any other perquisites or personal benefits to our executive officers that are not available to all other full-time employees.

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Outstanding Equity Awards at Fiscal 2026 Year End

The following table provides information regarding outstanding restricted stock unit awards held by our named executive officers as of March 31, 2026. None of Messrs. Lerner, Gianella, or Spanjaard held outstanding equity awards at the end of Fiscal 2026.

			Equity Incentive Plan Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)[1]	Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Market Value or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)[1]	Number of Securities Underlying Unexercised Options (Exercisable & Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date
Hugues Meyrath			-	-
	37,500[2]	178,125
	62,500[3]	296,875
					50,000[4]	9.44	11/1/32
					50,000[5]	6.45	1/1/33
James J. Lerner			-	-
	-	-
					-	-	-
Laura A. Nash			1,250[6]	5,938
			625[7]	2,969
	833[8]	3,957
	833[9]	3,957
	5,000[10]	23,750
					-	-	-
Kenneth P. Gianella			-	-
	-	-
					-	-	-
Anthony			15,000[11]	71,250
Craythorne	15,000[12]	71,250
					-	-	-
Henk Jan			-	-
Spanjaard	-	-
					-	-	-
[1]Market value calculated by multiplying the number of units shown in the table by $4.75, the closing stock price value on March 31, 2026.
[2]Granted 11/1/25 and vests annually over four years beginning with 7/1/26, subject to continued employment.
[3]Granted 1/1/26 and vests annually over four years beginning with 7/1/26, subject to continued employment.
[4]Granted 11/1/25 and vests annually over four years beginning with the grant date, subject to continued employment.
[5]Granted 1/1/26 and vests annually over four years beginning with the grant date, subject to continued employment.
[6]Unearned PSUs granted 7/1/23 subject to satisfying performance criteria and continued employment.
[7]Unearned PSUs granted 4/1/24 subject to satisfying performance criteria and continued employment.
[8]Granted 7/1/23 and vests annually over three years beginning with the grant date, subject to continued employment.
[9]Granted 4/1/24 and vests annually over three years beginning with the grant date, subject to continued employment.
[10]Granted 10/1/24 and vests annually over three years beginning with the grant date, subject to continued employment.
[11]Unearned PSUs granted 1/1/26 subject to satisfying performance criteria and continued employment.
[12]Granted 1/1/26 and vests annually over three years beginning with the grant date, subject to continued employment.

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Potential Payments Upon Termination or Change in Control for Fiscal 2026

Each named executive oﬃcer was employed at will and subject to certain restrictive covenants regarding confidentiality, invention assignment, non-solicitation, and non-disparagement. In addition, we maintained the following with each of our named executive oﬃcers in Fiscal 2026:
•	employment agreements which provided for certain severance benefits in the event of a qualifying termination of employment not associated with a change of control of the Company; and
•	change of control agreements.
In either case, severance benefits were and are subject to the executive entering into a release of claims in favor of the Company. These benefits are summarized in the following table.

	CEO	Named Executive Officers Excluding CEO
Involuntary Terminations in Connection with a Change of Control[1]
Total Cash	Lump sum cash payment equivalent to 18 months of the then-annual base salary plus 150% of the then-annual cash bonus target	Lump sum cash payment equivalent to 12 months of the then-annual base salary plus 100% of the then-annual cash bonus target
Equity
•
Any outstanding stock-based compensation held as of the termination date and not subject to performance criteria automatically vests.
•
Any stock-based compensation subject to performance criteria based on the Company’s stock price, whether absolute or relative, will be deemed earned based on the actual stock price performance through the close of the change of control transaction.
•
Any stock-based compensation subject to performance criteria not based on the Company’s stock price will be deemed satisfied at target levels.

COBRA[2]
If elected, Quantum will reimburse COBRA premiums for up to:
•
18 months for the CEO; and
•
12 months for other executives
following the involuntary termination date or until the employee or eligible dependents are no longer eligible to receive continued COBRA coverage.

Involuntary Terminations Outside of a Change of Control[1]
Total Cash	Lump sum cash payment equivalent to 12 months of the then-annual base salary	Lump sum cash payment equivalent to 6 months of the then-annual base salary
Equity	No accelerated vesting	No accelerated vesting
COBRA[2]	Lump sum reimbursement equivalent to 12 months	Lump sum reimbursement equivalent to 6 months

1As defined in the form of change of control agreements previously filed by the Company with the Securities and Exchange Commission. Severance payable is subject to entering into a release of claims and provided subject to applicable taxes or other required withholdings.

2In the event the Company believes it cannot provide the COBRA benefits without potentially violating applicable law, after employment terminates the Company will provide a taxable monthly payment in an amount equal to the monthly COBRA premium required to continue coverage under the Company’s group health plan.

45

In addition, on March 28, 2025, the Company entered into a letter agreement with Mr. Gianella that provided certain amended severance rights in connection with his termination of employment from Quantum. Pursuant to the letter agreement, upon execution of a definitive agreement providing for a certain qualifying transaction within 90 days of the execution of the letter agreement and an involuntary termination of Mr. Gianella following such date, as well as availability for continued advisory and consulting services, Mr. Gianella was entitled to receive severance benefits and payments consisting of:
•	a lump sum cash payment equal to 12 months of Mr. Gianella’s then-current base salary;
•	payment of previously awarded retention bonuses equal to an aggregate of $310,854, to the extent not previously paid;
•	vesting of certain time-based restricted stock units; and
•	continued health care coverage under COBRA for 12 months.
Such payments and benefits became payable on April 14, 2025.

46

Equity Compensation Plan Information

The table below presents information relating to compensation plans under which we may issue shares of our common stock, as of March 31, 2026.

	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options and Settlement of Outstanding Restricted Stock Options	Weighted-Average Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders[1]	640,308[2]	$6.21	1,738,165[3]
Equity Compensation Plans Not Approved by Shareholders[4]	50,000	-	114,629
Total	690,308	-	1,842,792
[1]This category consists of the 2023 Plan and the ESPP.

[2]Consists of 410,058 shares issuable upon settlement of RSUs that are not subject to performance conditions but are subject to time-based vesting requirements based on continued employment, the maximum payable 130,250 shares issuable upon settlement of performance-based RSUs, and 100,000 unexercised options to purchase shares of common stock, each as of March 31, 2026.

[3]Consists of 1,533,782 shares of common stock that remained available for issuance under the 2023 Plan and 204,383 shares that remained available under the ESPP, both as of March 31, 2026.
[4]This category contains only the Company’s 2021 Inducement Plan, available only for initial grants to newly-hired executive officers.

However, due to equity awards approved by the LCC subsequent to the end of Fiscal 2026, available shares remaining in each plan as of the Record Date are reduced to the following:

	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options and Settlement of Outstanding Restricted Stock Options	Weighted-Average Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders[1]	2,027,121[2]	$5.21	198,942[3]
Equity Compensation Plans Not Approved by Shareholders[4]	50,000	-	114,629
Total	2,077,121		313,571
[1]This category consists of the 2023 Plan and the ESPP.

[2]Consists of 332,859 shares issuable upon settlement of RSUs that are not subject to performance conditions, the maximum payable 115,562 shares issuable upon settlement of performance-based RSUs, and 1,578,700 unexercised options to purchase shares of common stock, each as of the Record Date

[3]Consists of 26,861 shares of common stock that remained available for issuance under the 2023 Plan as of the Record Date and 172,081 shares expected to remain available under the ESPP following the anticipated August 2026 purchase.

[4]This category contains only the Company’s 2021 Inducement Plan, available only for initial grants to newly-hired executive officers.

47

Security Ownership of Certain Beneficial Owners and Management

The table that follows sets forth, as of the Record Date, certain information regarding the beneficial ownership of the Company’s common stock by each person the Company knows to beneficially own more than five percent of the outstanding shares of common stock, each of the Company’s current directors, director nominees, and Fiscal 2026 named executive officers, and all current directors and officers as a group. Unless otherwise indicated, the business address for the beneficial owners listed below is 10770 E. Briarwood Avenue, Centennial, Colorado, 80112.

Name and Address	Number of Shares Beneficially Owned[1]	Percent of Class[2]
5% or Greater Shareholders:
Dialectic Technology SPV LLC[3]	16,863,839	40.0
Alyeska Master Fund, L.P.[4]	2,653,928	6.7
Two Seas Global (Master) Fund L.P.[5]	2,388,535	6.1
Directors and Named Executive Officers:
Hugues Meyrath	207,013	*
Laura A. Nash	15,930	*
Anthony Craythorne	30,470	*
William H. White	25,000	*
James J. Lerner	114,900	*
Kenneth P. Gianella	18,717	*
Henk Jan Spanjaard	-	*
Donald J. Jaworski	39,675	*
Yue Zhou (Emily) White	41,139	*
John R. Tracy	27,000	*
John A. Fichthorn[3]	16,891,110	40.1
James C. Clancy	13,000	*
Tony J. Blevins	13,000	*
All Directors and Executive Officers as a Group (10 Holders)	17,303,337	41.0

[1]Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to the Company’s knowledge, each shareholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by the shareholder.

[2]Applicable percentage is based on 39,400,833 shares of common stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with SEC rules, based on factors including voting and share investment power. Common stock shares subject to options or warrants exercisable currently or within 60 days after the Record Date, and common stock shares deliverable upon settling RSUs that vest within 60 days after the Record Date, are considered beneficially owned by the holder. * Represents beneficial ownership of less than 1%.

[3]The shares held by Dialectic Technology SPV LLC (Dialectic) consist of 2,653,308 shares issuable upon the exercise of warrants issued in connection with certain forbearances provided under the term loan previously held by Dialectic (the Forbearance Warrant), 11,020,645 shares of common stock issued to Dialectic upon conversion of its previously held convertible notes, 3,083,975 shares issued as consideration for Dialectic’s voluntary conversion of its previously held convertible notes, and 105,911 shares issuable upon the exercise of warrants issued as consideration for Dialectic’s agreement to convert its previously held convertible notes (the Conversion Warrant), assuming a floor exercise price of $5.00 per share. Dialectic Technology Manager LLC, a Delaware limited liability company and the Manager of Dialectic (Dialectic Manager) and John Fichthorn, the Manager of Dialectic Manager, may each be deemed to have the shared power to direct the voting and disposition of shares of common stock owned by Dialectic and may each be deemed to possess indirect beneficial ownership of such shares upon any exercise by Dialectic of the Forbearance Warrant and the Conversion Warrant. The principal business address of each of Dialectic, Dialectic Manager and Mr. Fichthorn is 119 Rowayton Avenue, Rowayton, CT 06853.

[4]Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

[5]Two Seas Capital LP serves as investment manager to Two Seas Global (Master) Fund LP. Two Seas Global Fund GP LLC is the general partner of Two Seas Global (Master) Fund LP and Sina Toussi is the sole member of Two Seas Global Fund GP LLC. Two Seas Capital LP, Two Seas Global Fund GP LLC, and Sina Toussi have shared voting and investment control over the shares held by Two Seas Global (Master) Fund LP. The business address is 32 Elm Place, 3rd Floor, Rye, NY 10580.

48

Pay vs. Performance

Our executive compensation program is designed to reflect a strong focus on pay-for-performance to align our named executive officers’ interests with those of our shareholders. As required by Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid computed in accordance with Item 402(v) of Regulation S-K and certain financial performance metrics of the Company.
Tabular List of Performance Measures
While we utilize several performance measures to align executive compensation with our performance, not all of these measures are presented in the Pay Versus Performance table shown below. We consider achievements related to the following metrics to be the most important links between performance and the compensation paid to our named executive officers for the most recently completed fiscal year:

Revenue	Operating Expenses	Gross Margin	Adjusted EBITDA	Stock Price

							Value of Initial Fixed $100 Investment Based on:
Fiscal Year[1,2]	Summary Compen- sation Table Total for Current PEO ($)	Summary Compen- sation Table Total for Former PEO ($)	Compen- sation Actually Paid to Current PEO[2] ($)	Compen- sation Actually Paid to Former PEO[2] ($)	Average Summary Compen- sation Table Total for Non- PEO NEOs ($)	Average Summary Compen- sation Actually Paid to Non-PEO NEOs[3] ($)	Company TSR[4] ($)	Peer Group TSR[5] ($)	Net Income ($) (000s)	Stock Price[6]
2026	2,212,799	1,277,156	1,793,799	1,277,156	772,341	696,107	3	210	(101,046)	4.75
2025	-	1,493,653	-	2,196,487	1,018,051	1,533,120	9	174	(115,091)	14.38
2024	-	890,261	-	605,312	527,419	355,588	7	139	(41,286)	12.00
2023	-	1,635,508	-	613,584	698,916	469,781	14	132	(18,368)	23.00
2022	-	2,526,902	-	(2,063,248)	1,437,464	467,884	27	141	38,355	45.40

1Mr. Meyrath served as our Chief Executive Officer and our principal executive officer (PEO) from June 2, 2025. Prior to that, Mr. Lerner served as the Chief Executive Officer and PEO throughout the entire reporting period until June 2, 2025. The named executive officers included in the non-PEO named executive officer (NEO) average for each year are as follows:
• Fiscal 2026: Laura A. Nash, Anthony Craythorne, Kenneth P. Gianella, and Henk Jan Spanjaard
• Fiscal 2025: Kenneth P. Gianella and Brian E. Cabrera
• Fiscal 2024: Kenneth P. Gianella, Brian E. Cabrera, Laura A. Nash, Henk Jan Spanjaard, and John Hurley
• Fiscal year 2023: Kenneth P. Gianella, Brian E. Cabrera, John Hurley, Lewis W. Moorehead, and J. Michael Dodson
• Fiscal year 2022: J. Michael Dodson, Brian E. Cabrera, John Hurley, and Lewis W. Moorehead

2See Table A for the explanation of adjustments to the Summary Compensation Table totals to derive CAP for Mr. Meyrath and Mr. Lerner as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Meyrath or Mr. Lerner during the applicable year.

3See Table B for the explanation of adjustments to the Summary Compensation Table totals to derive the average CAP for our non-PEO NEOs as computed in accordance with Item 402(v) of Regulation S-K.

4Represents the Company’s common stock cumulative total shareholder return (TSR) on a fixed investment of $100 over the fiscal year starting from the market close on the last trading day of fiscal year 2021 (March 31, 2021) through the end of each applicable fiscal year in the table.

5Represents the cumulative TSR of the S&P 500 Technology Hardware & Peripherals Index on a fixed investment of $100 over the fiscal year starting from the market close on the last trading day of fiscal year 2021 through the end of each applicable fiscal year in the table.

6In Fiscal 2025 the Committee determined that the Company’s common stock price continues to be viewed as a key metric of our business performance and aligned with long term shareholder value creation. Values listed reflect the Company’s common stock price at market close on March 31 of each fiscal year, or the last day immediately before March 31 that was an open trading day. The stock price shown for Fiscal years 2021-2024 has been adjusted to reflect the 1-share-for-20-shares reverse stock split approved by shareholders in Fiscal 2025.

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PEO
			Current PEO in Fiscal 2026	Former PEO in Fiscal 2026	Fiscal 2025	Fiscal 2024	Fiscal Year 2023	Fiscal Year 2022
	Summary Compensation Table – Total Compensation	(a)	$2,212,799	1,277,156	$1,493,653	$890,261	$1,635,508	$2,526,902
-	(Minus) Grant Date Fair Value of Equity Awards Granted in Fiscal year	(b)	$(1,313,500)	-	$(211,875)	$(186,000)	$(953,194)	$(1,939,820)
+	Plus Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in Fiscal Year	(c)	$894,500	-	$539,250	$124,000	$768,870	$718,000
+/-	Plus (Minus) Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	(d)	-	-	$288,794	$(222,949)	$(584,266)	$(2,100,796)
+/-	Plus (Minus) Change in Fair Value as of Vesting Date for Which Application Vesting Conditions Were Satisfied During Fiscal year	(e)	-	-	$86,666	-	$(253,333)	$(1,267,534)
-	(Minus) Fair Value as of Prior Fiscal Year End That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(f)	-	-	-	-	-	-
=	Compensation Actually Paid		$1,793,799	$1,277,156	$2,196,487	$605,312	$613,584	$(2,063,248)
(a) Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.

(b) See the Company’s Annual Report on Form 10-K for Fiscal 2026 regarding assumptions underlying valuing equity awards and valuation applied. Amounts reported exclude the effects of estimated forfeitures.

(c) Represents the aggregate fair value as of the indicated fiscal year-end of the PEO’s outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC 718.

(d) Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by the PEO as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e) Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by the PEO that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(f) Represents the aggregate fair value as of the last day of the prior fiscal year of the PEO’s stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

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NEO Average
			Fiscal 2026	Fiscal 2025	Fiscal 2024	Fiscal Year 2023	Fiscal Year 2022
	Summary Compensation Table – Total Compensation	(a)	$772,341	$1,018,051	$527,419	$698,916	$1,437,464
-	(Minus) Grant Date Fair Value of Equity Awards Granted in Fiscal year	(b)	$(195,600)	$(183,095)	$(110,213)	$(310,778)	$(684,225)
+	Plus Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in Fiscal Year	(c)	$141,000	$452,970	$19,807	$238,218	$332,569
+/-	Plus (Minus) Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	(d)	$(21,634)	$136,288	$(81,425)	$(100,083)	$(475,494)
+/-	Plus (Minus) Change in Fair Value as of Vesting Date for Which Application Vesting Conditions Were Satisfied During Fiscal year	(e)	-	$108,906	-	$(56,493)	$(142,429)
-	(Minus) Fair Value as of Prior Fiscal Year End That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(f)	-	-	-	-	-
=	Compensation Actually Paid		$696,107	$1,533,120	$355,588	$469,781	$467,884
(a) Represents the average Total Compensation as reported in the Summary Compensation Table for the reported NEOs in the indicated fiscal year.

(b) See the Company’s Annual Report on Form 10-K for Fiscal 2026 regarding assumptions underlying valuing equity awards and valuation applied. Amounts reported exclude the effects of estimated forfeitures.

(c) Represents the average aggregate fair value as of the indicated fiscal year-end of the reported NEOs’ outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC 718.

(d) Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by the reported NEOs as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e) Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by the reported NEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(f) Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported NEOs’ stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

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Description of Relationship Between Pay and Performance
The following graphs demonstrate the relationship between these defined variables for the periods covered in the Pay Versus Performance table:
•	The compensation actually paid to our named executive officers versus our total shareholder return.
•	The compensation actually paid to our named executive officers versus our net income.
•	The compensation actually paid to our named executive officers versus our common stock price.

52

Board Committee Reports & Related Information

53

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors oversees Quantum’s financial reporting process and internal control structure on behalf of the Board. Management is responsible for preparing and presenting the financial statements and ensuring their integrity and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed and discussed Quantum’s Fiscal 2026 audited financial statements with management.
Quantum’s independent auditors are responsible for expressing an opinion regarding whether Quantum’s consolidated financial statements conform with generally accepted accounting principles and the effectiveness of the Company’s control over financial reporting.
The Audit Committee determined that it fulfilled its charter responsibilities during Fiscal 2026. Management represented to the Audit Committee that Quantum’s Fiscal 2026 consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed them with the Company’s independent registered public accounting firm (the Firm). This review included discussing with management the:
•	Quality and acceptability of Quantum’s accounting principles.
•	Reasonableness of significant estimates and judgments.
•	Clarity of disclosure.
The Audit Committee also reviewed with the Firm those matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees, and the SEC. The Firm provided the Audit Committee with the written disclosures and letter from auditors mandated by applicable PCAOB requirements, including the:
•	Independent accountant’s communications with the Audit Committee concerning independence; and
•	Firm’s own independence.
In reliance on these reviews and discussions and the report of the Firm, the Audit Committee recommended to the Board, and the Board approved, filing with the SEC the audited consolidated financial statements in Quantum’s Annual Report on Form 10-K for Fiscal 2026.
Submitted by the Audit Committee of the Board of Directors:

John R. Tracy	James C. Clancy	Tony J. Blevins
Chair

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Independent Registered Public Accounting Firm

The Audit Committee has selected and recommends that our shareholders ratify CohnReznick’s appointment as our independent registered public accounting firm for fiscal year 2027, ending on March 31, 2027. We expect representatives of CohnReznick to be present at the Annual Meeting.
Independent Registered Public Accounting Firm Fees and Services
The following table details the fees billed by GT, our former independent registered accounting firm, for Fiscal 2025, and CohnReznick, our current independent registered accounting firm, for Fiscal 2026, including out of pocket expenses.

	GT	CohnReznick
	Fiscal 2025	Fiscal 2026
Audit Fees[1]	$3,738,400	$2,620,990
Audit-Related Fees[2]	-	-
Tax Fees[3]	-	-
All Other Fees	-	-
Total	$3,738,400	$2,620,990

[1]Audit Fees include the aggregate fees incurred for auditing Quantum’s annual consolidated financial statements, reviewing the quarterly consolidated financial statements included in Quantum’s Quarterly Reports on Form 10-Q, and work related to filings of Registration Statements on Form S-1 and Form S-8. In Fiscal 2025, GT audit fees include charges billed in GT’s capacity as the independent external auditor for Quantum’s subsidiary companies located in Malaysia.

[2]Audit-Related Fees include the aggregate fees incurred for other than that captured in Audit Fees.
[3]Tax Fees paid relate to tax consulting services.

Preapproval Policies and Procedures
The Audit Committee annually preapproves, on a general approval schedule, appropriate audit, audit-related, and tax services the Firm may perform for Quantum, in accordance with its policy and applicable legal requirements. The Audit Committee preapproved all Fiscal 2026 services to avoid potential conflicts of interest that could arise if the Company received specified non-audit services from the Firm. The Audit Committee reviews and makes changes to the services listed on the general approval schedule annually and as otherwise necessary from time to time.
The Company must notify the Audit Committee when the Firm performs services expected to require more than ten billable hours of the Firm’s senior partner or equivalent time. The Company must also obtain specific engagement preapproval from the Audit Committee for all services to be performed by the Firm that are not specified on the general approval schedule. The Audit Committee receives all notices and requests regarding the Firm’s performance of services for the Company. The Audit Committee believes the Firm’s provision of services described above is compatible with maintaining the Firm’s independence from the Company.

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Related Party Transactions

Quantum is or may be a party to individual and repeating or similar transactions since the beginning of Fiscal 2026, in which:
•	The amounts involved exceeded or may exceed the lesser of $120,000 or 1% of the average of our total assets at the year-end for the last two completed fiscal years; and
•	Certain related parties had or will have a direct or indirect material interest.
The Audit Committee has the primary responsibility for reviewing and approving these transactions (Related Party Transactions). We have adopted a formal written policy providing that we may not enter into a Related Party Transaction without the Audit Committee’s consent. For this purpose, related parties may include:
•	Executive officers.
•	Directors or director nominees.
•	Beneficial owners of more than 5% of our common stock.
•	Immediate family members or household occupants of the people just identified.
•	Any entity in which any of them are employed, a general partner or principal, or has a 5% or greater beneficial interest.
In approving or rejecting any Related Party Transaction, the Audit Committee identifies and considers relevant and available facts and circumstances, including but not limited to:
•	Whether the transaction terms are no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances.
•	The extent of the related party’s interest in the transaction.
The Audit Committee has determined that certain transactions will be considered preapproved, even if the value exceeds $120,000, when they involve:
•	Executive officer employment agreements.
•	Director compensation.
•	Transactions generally available to all employees.
•	All holders of common stock receiving the same benefits on a pro-rata basis.
Quantum’s Fiscal 2026 Related Party Transactions, to the extent they currently exist or are otherwise planned, are described below.
Employment and Indemnification Agreements
We have entered into employment agreements with certain of our current executive officers, described in Change of Control Severance Policy, Employment Agreements, and Severance Agreements. We have also executed indemnification agreements with certain of our current and former directors and officers. Those agreements, along with our Amended and Restated Certificate of Incorporation and Bylaws, require us to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to applicable exclusions described in those documents.
Equity Award Grants to Directors and Executive Officers
We have granted RSUs, PSUs, and options to purchase common stock as described under Corporate Governance, Executive Compensation Summary, and Fiscal 2026 Compensation Tables.

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Debt Refinancing and Convertible Notes Issuance
On April 2, 2025, the Company consented to an assignment of certain term loans. One of the lenders sold $51.4 million of term loans and assigned all of its interests to Dialectic Technology SPV, LLC (Dialectic). John Fichthorn, a member of our Board of Directors, is the Managing Partner of Dialectic Capital Management, an investment advisor to Dialectic.
On September 23, 2025, the Company entered into the Fifteenth Amendment (Fifteenth Amendment) to the Term Loan Credit Agreement with certain parties, including Dialectic, OC III LVS XXXIII LP (LVS XXXIII), OC III LVS XL LP (LVS XL, and together with LVS XXXIII, the OC III Lenders), and Alter Domus (US) LLC, as disbursing agent and collateral agent. The Fifteenth Amendment, among other things, deferred payment of cash interest on term loans held by Dialectic accruing during the quarters ended September 30, 2025 and December 31, 2025. In connection with the Fifteenth Amendment, the Company issued a warrant (Forbearance Warrant) to Dialectic to purchase up to 2,653,308 shares of its common stock, representing 19.9% of the Company’s outstanding shares as of the date of the Transaction Agreement (as defined below) as consideration for the forbearance, waivers, and amendments granted under the Fifteenth Amendment.
On September 23, 2025, the Company entered into an agreement with Dialectic and the OC III Lenders (Transaction Agreement). Pursuant to the Transaction Agreement, the Company agreed to issue to Dialectic, 10.00% PIK Senior Secured Convertible Notes due 2028 (Convertible Note) in exchange for the amounts then outstanding under the term loans held by Dialectic (Debt Exchange). On December 18, 2025, the Company closed the transactions contemplated by the Transaction Agreement (Closing), including its issuance to Dialectic of the Convertible Note and extinguishing $54.7 million of term debt. Associated lender fees of $2.2 million were also incurred. The Closing was conditioned upon, among other things, approval of the Debt Exchange by the Company’s stockholders, which approval was obtained on December 16, 2025.
In connection with the issuance of the convertible notes, the Company paid $1.1 million to Dialectic for consulting services.
The Audit Committee and the Company analyzed the independence and fairness of these transactions, and Mr. Fichthorn abstained from discussing and voting on these transactions.
Other Transactions
Other than as explained above, since April 1, 2025, we have not entered into any Related Party Transactions, nor are any currently proposed. We believe the terms of the transactions described above were comparable to those we could have obtained in arm’s-length negotiations with unrelated third parties.
Delinquent Section 16(a) Reports
Our directors and executive officers are required to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC, and to provide us with copies. Based on the Section 16(a) reports we filed on behalf of our executive officers, our review of the SEC filings we otherwise received, and certain written representations that all required reports were filed, we believe that all of our directors and executive officers complied with the Section 16(a) reporting requirements applicable to them in Fiscal 2026, except that: (i) a Form 3 for Mr. Fichthorn required to be filed by April 14, 2025 was filed on April 30, 2025 due to delays in obtaining his Edgar filing codes; (ii) Form 3s for Mr. Clancy and Mr. Blevins, each required to be filed by September 8, 2025 were filed on September 17, 2025 due to delays in obtaining their Edgar filing codes; (iii) a Form 4 for Ms. Nash reporting a transaction that occurred on September 12, 2025 and required to be filed by September 16, 2025, was filed on September 17, 2025 due to system reporting delays; and (iv) a Form 4 for Mr. Fichthorn, reporting (a) the acquisition of a warrant on September 23, 2025, required to be filed by September 25, 2025, and (b) the acquisition of convertible notes on December 18, 2025, required to be filed by December 22, 2025, was not filed until December 29, 2025 due to the extent of review required.

57

Information Concerning Solicitation, Voting, & Communication

58

General Information, Notice and Access, Record Date and Outstanding Shares, and Voting Procedures

General Information
These proxy materials are provided on behalf of the Board in connection with its solicitation of your proxy for use at the Annual Meeting. The date, time, and purpose of the Annual Meeting are set forth in the Notice of Annual Meeting of Shareholders.
Notice and Access
To increase efficiency and reduce environmental impact, we have chosen to provide access to our proxy materials via the Internet.
Record Date and Outstanding Shares
Shareholders of record at the close of business on the Record Date are entitled to notice of, and vote at, the Annual Meeting. On July 20, 2026, 39,400,833 shares of Quantum common stock were issued and outstanding. The Company has no other voting securities entitled to vote at the Annual Meeting.
Voting Procedures
Casting Your Votes
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares. Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/QMCO2026 and using the control number included in your proxy materials. If you have already voted previously by Internet, telephone or mail, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Even if you plan to attend the virtual Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.
If you hold your shares in “street name” through a broker, bank, or other nominee rather than directly in your own name, you are considered the “beneficial owner” of shares held in street name. Your broker, bank, or other nominee will provide instructions on how to vote the shares beneficially owned by you. Because a beneficial owner is not a stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a legal proxy giving you the right to vote those shares at the Annual Meeting. If you wish to attend the virtual Annual Meeting and vote, you will need to consult with your broker, bank or other nominee or you must obtain a legal proxy.
You may vote by proxy as follows:
•	Internet. You may submit a proxy over the Internet by following the instructions provided on the proxy card.
•	Telephone. You may submit a proxy over the telephone by following the instructions provided on the proxy card.
•	Mail. You may submit a proxy by mail by completing, signing and returning the proxy card in the prepaid and addressed envelope included with the proxy materials.
Shareholders are urged to specify their choices on the proxy they submit by Internet, telephone or mail. If you submit a proxy, but do not specify how you want to vote on a proposal, in the absence of contrary instructions, the shares represented by such proxy will be voted as the Board recommends on each proposal and the persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their judgment.

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Brokers, banks, or other nominees that hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are entitled to vote shares held for a beneficial holder on “routine” matters without instructions from the beneficial holder of those shares, such as Proposal Four. Absent instructions from the beneficial holders of such shares, they are not entitled to vote shares held for a beneficial holder on “non-routine” matters, such as Proposals One through Three. Consequently, if you do not give your broker, bank, or other nominee specific instructions, your shares may not be voted on these “non-routine” matters. Please promptly instruct your broker, bank or other nominee so your vote can be counted on all proposals.
Cumulative Voting
Each share of common stock is entitled to one vote on matters other than electing directors. When voting on the election of directors, shareholders may cumulate their votes. Cumulative voting means that a shareholder may vote the total of their eligible shares multiplied by the number of the directors to be elected. For example, if you own 100 shares of common stock, and there are seven directors to be elected at the Annual Meeting, you could cast a total of 700 votes among as many or as few of the director nominees as you choose.
If you choose to cumulate your votes, you will need to submit a paper proxy card that explicitly states your written intent to do so. Contact your broker, bank, or nominee if you hold shares beneficially and wish to cumulate votes. You will not be able to submit cumulative voting instructions by telephone or the Internet.
If you vote by proxy or voting instruction card and sign your card without further instructions, Quantum proxy holders Hugues Meyrath, William H. White, and Tara Ilges may, in their sole discretion, cumulate and cast your votes in favor of electing some or all of the applicable director nominees, excluding any nominee for which you decline to vote or choose to abstain.
Submitting Proxies
Shareholders of record may submit proxies by Internet or telephone by following the instructions on the proxy card included with these materials. If you requested printed proxy materials, you should complete, sign, and date the enclosed proxy card and return it in the prepaid envelope provided. Shareholders who hold shares beneficially in street name may vote according to the instructions provided by their broker, bank, or nominee. Shareholders may also vote by attending the virtual Annual Meeting while the polls are open.
Revocability of Proxies
Any person who gives a proxy pursuant to this solicitation may revoke it at any time before it is voted. Proxies may be revoked by:
•	Filing with the Company’s Secretary before voting commences at the Annual Meeting a written notice of revocation dated later than the original proxy;
•	Properly executing to the Company’s Secretary before voting commences a later-dated proxy relating to the same shares; or
•	Voting on a later date via telephone, the Internet, or in person at the Annual Meeting.
Quorum, Abstentions, and Broker Non-Votes
At least one-third of the shares of common stock issued and outstanding on the Record Date will constitute a quorum for conducting business at the Annual Meeting. Shareholders may vote for, against, or abstain from voting on any proposal.
Abstentions and Broker Non-Votes will be treated as being present at the Annual Meeting for purposes of establishing a quorum for the transaction of business. Abstentions will have no effect on the outcome of proposals requiring approval by a majority of the votes cast. Abstentions will count as votes against proposals requiring approval by a majority of the voting power of the shares present and entitled to vote.

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Broker non-votes occur when a broker, bank, or other nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker, bank, or other nominee does not have discretionary voting power (Broker Non-Votes). In tabulating the voting result for any particular proposal, shares that constitute Broker Non-Votes will not have any effect on the outcome of voting with respect to Proposals One through Three. Proposal Four is expected to be considered a “routine” matter for which brokers, banks, and other nominees do have discretionary voting power. As a result, Broker Non-Votes are not expected to exist with respect to Proposal Four.
Majority Voting Policy
The Board believes it is in Quantum’s and our shareholders’ best interests to maintain a majority voting policy regarding uncontested director elections, providing additional director accountability to our shareholders. A majority of votes cast (Majority) means that the number of shares voted for a director exceeds the number of votes cast against the director.
In an uncontested election, a director nominee will be elected to the Board if he or she receives a vote Majority. However, directors will be elected by a plurality of votes cast at any shareholders’ meeting for which:
•	The Corporate Secretary receives notice that a shareholder has nominated a candidate for election to the Board in compliance with our Bylaws; and
•	The nomination has not been withdrawn on or before the date ten days before we file our definitive proxy statement for the shareholders meeting.
Proposal One | Election of Directors requires Majority approval. In an uncontested election, any director nominee who does not receive the Majority vote will not be elected. Following the Annual Meeting, the Board will address any such voting result in accordance with the Company’s Bylaws.
All other proposals require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter. While Proposal Three is advisory only, the Board considers shareholder input to be important and will take into account the outcome of the vote when evaluating future executive compensation programs.
Attending the Annual Meeting
All shareholders are cordially invited to attend the virtual Annual Meeting using the provided instructions. However, you are urged to submit your proxy in advance of the meeting. If you vote by ballot at the Annual Meeting, you will revoke any previous vote submitted. Shares held in your name as the shareholder of record may be voted electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/QMCO2026 and using the control number included on your proxy materials. If you hold your shares through a broker, bank, or nominee, you will need to obtain their proxy prior to voting at the Annual Meeting.
Shareholders may submit questions during the Annual Meeting through the virtual meeting platform by visiting www.virtualshareholdermeeting.com/QMCO2026 and following the instructions to enter the meeting using their 16-digit control number. Questions may be submitted by typing them into the text box provided on the meeting platform.
IT IS IMPORTANT TO PROMPTLY RETURN ALL PROXIES. THE BOARD URGES YOU TO VOTE VIA THE INTERNET OR BY TELEPHONE ACCORDING TO THE INSTRUCTIONS PROVIDED ON THE NOTICE OF INTERNET AVAILABILITY. IF YOU RECEIVED PRINTED MATERIALS, YOU MAY SIGN, DATE, AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY OR FEW SHARES OF COMMON STOCK YOU HOLD.

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Householding, Solicitation, and Communicating with the Company

Householding
The SEC allows satisfying proxy material delivery requirements by householding, which occurs when a single proxy statement is delivered to two or more shareholders sharing the same address. Quantum and some brokers may household proxy materials unless contrary instructions have been provided by at least one of the affected shareholders. If you would like to begin or end householding, please contact +1 (866) 540-7095. Registered shareholders may also contact Quantum Investor Relations at +1 (214) 272-0070, and beneficial owners holding shares in street name may contact their brokers. We will promptly deliver a separate copy of the proxy statement after receiving the request.
Each shareholder who participates in householding will continue to be able to access or receive a separate proxy card.
Solicitation
Quantum will bear the cost of soliciting proxies, including preparing, assembling, hosting, printing, and mailing of the proxy materials.
The Company may also reimburse brokerage firms and other representatives of beneficial owners for their expenses in forwarding materials. Proxies may be solicited by certain of the Company’s directors and officers personally or by telephone, email, or other methods, without additional compensation. We have engaged Sodali & Co (Sodali) to assist with soliciting proxies for an estimated fee of $25,000 plus expense reimbursement. We have agreed to indemnify Sodali against certain potential liabilities arising from our agreement with them.
If you receive more than one proxy card, please vote in accordance with each card to ensure all shares of your common stock are voted.
Communicating with the Company
If you would like to receive information about Quantum at no cost, please contact Quantum Corporation, Attn: Corporate Secretary, 10770 E. Briarwood Avenue, Centennial, Colorado, 80112.
Shareholders and other interested parties may also contact the Board, its Chair, or our directors individually or as a group by emailing quantum.board@quantum.com or by writing to them at the mailing address above. Communications intended specifically for the Chair or independent directors should be directed to the Chair’s attention.
Anyone wishing to contact the Board or its Chair, a committee member, or any of our independent directors regarding a concern about Quantum’s conduct or about questionable accounting, internal accounting controls, or auditing matters, may do so anonymously by toll-free telephone at +1 (800) 461-9330 or via the Internet at https://quantum.integrityline.com. The anonymous reporting resources are operated by EQS, an external third-party vendor that has trained professionals to take reports in confidence and distribute them to the appropriate contacts for proper handling. Reports received will be addressed in an appropriate manner.

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Shareholder Proposals for Our 2027 Annual Meeting

Shareholders may submit proposals for consideration at future shareholder meetings, including next year’s 2027 annual meeting. Any proposal submitted must meet the applicable requirements of Delaware law, the rules and regulations of the SEC, and contain the information specified in the Company’s Bylaws, in order to be eligible to be included in the proxy materials for, or to be brought before, the 2027 annual meeting. Proposals must be submitted in writing to the attention of the Corporate Secretary, Quantum Corporation, 10770 E. Briarwood Avenue, Centennial, Colorado, 80112.
SEC regulations require that shareholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2027 annual meeting submit their proposal by March 31, 2027. These proposals must also comply with the SEC’s Exchange Act Rule 14a-8 shareholder proxy proposal submission rules. Proposals we receive after that date will not be included in the proxy statement.
A director nomination or shareholder proposal not included in the proxy statement for the 2027 annual meeting will not be eligible for presentation at the meeting unless the shareholder gives timely notice of the nomination or proposal. To be timely, our Bylaws provide that we must have received the shareholder’s notice not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which we first mail our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which a public announcement of the date of such annual meeting is first made.
Therefore, shareholders who wish to bring business before the 2027 annual meeting or to nominate a person for election as a director without being included in the 2027 proxy materials must submit their proposal no earlier than May 15, 2027 and no later than June 14, 2027.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Quantum’s director nominees must provide the Company with required notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 19, 2027.

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Exhibits

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Exhibit A | Amended & Restated 2023 Long-Term Incentive Plan (as amended through July 21, 2026)

1. Purposes of the Plan; Award Types. The purposes of this Plan are to attract, retain and incentivize the best available personnel for positions of substantial responsibility, and to promote the success of the Company’s business. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and Performance Awards.
2. Deﬁnitions.
As used herein, the following deﬁnitions will apply:
(a) “Administrator” has the meaning set forth in Section 4(a) of the Plan.
(b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
(c) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity- based awards, including but not limited to the related issuance of Shares under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to an Award or Awards, the tax, securities, exchange control, and other laws of any jurisdictions other than the United States where Awards are, or will be, granted under the Plan. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.
(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(f) “Board” means the Board of Directors of the Company.
(g) “Change in Control” means the occurrence of any of the following events:
(i) A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (a “Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than ﬁfty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), (1) the acquisition of beneﬁcial ownership of additional stock by any one Person who is considered to beneﬁcially own more than ﬁfty percent (50%) of the total voting power of the stock of the Company at the time of the acquisition of the additional stock will not be considered a Change in Control; and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneﬁcial ownership of ﬁfty percent (50%) or more of the total voting power of the stock of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneﬁcial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;
(ii) A change in the eﬀective control of the Company, which occurs on the date that a majority of members of its Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in eﬀective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition

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by such person or persons) assets from the Company that have a total gross fair market value equal to or more than ﬁfty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, ﬁfty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, ﬁfty percent (50%) or more of the total value or voting power of all of the outstanding stock of the Company, or (4) an entity, at least ﬁfty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this deﬁnition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
A transaction will not be deemed a Change in Control (x) unless the transaction qualiﬁes as a change in control event within the meaning of Section 409A, or (y) if its primary purpose is to (A) change the jurisdiction of the Company’s incorporation, or (B) create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(h) “Code” means the Internal Revenue Code of 1986, as amended.
(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4(a) of the Plan.
(j) “Common Stock” means the common stock of the Company.
(k) “Company” means Quantum Corporation, a Delaware corporation, or any successor thereto.
(l) “Company Group” means the Company, any Parent or Subsidiary of the Company, and any Aﬃliate.
(m) “Consultant” means any person engaged by a member of the Company Group to render bona ﬁde services to such entity. A Consultant must be a person to whom the issuance of Shares registered on Form S-8 under the Securities Act is permitted.
(n) “Director” means a member of the Board.
(o) “Disability” means total and permanent disability as deﬁned in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(p) “Dividend Equivalent” means a credit, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by a Restricted Stock Unit (including a Restricted Stock Unit granted as a Performance Award) held by such Participant.
(q) “Eﬀective Date” has the meaning provided in Section 18 of the Plan.
(r) “Employee” means any person, including oﬃcers and Directors, employed by the Company or any member of the Company Group. However, with respect to Incentive Stock Options, an Employee must be employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be suﬃcient to constitute “employment” by the Company.
(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t) “Exchange Program” means a program under which (i) outstanding awards are surrendered or canceled in exchange for awards of the same type (which may have higher or lower exercise prices and diﬀerent terms), awards of a diﬀerent type, and/or cash, (ii) Participants would have the opportunity to transfer for value any outstanding Awards to a ﬁnancial institution or other person or entity selected by the Administrator (excluding for bona ﬁde estate planning purposes as approved by the Administrator), and/or (iii) the exercise price of an outstanding Award is reduced (for example, the downward “repricing” of an underwater stock option). The term Exchange Program excludes any action permitted under Section 13 of the Plan. The Administrator will determine the terms and conditions of any Exchange Program in its discretion, but only to the extent permitted by the Company’s stockholders.

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(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii) in the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday, or other day other than a Trading Day, the Fair Market Value will be the price as determined under subsections (i) or (ii) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the Fair Market Value of shares for any reason other than the determination of the Exercise Price of Options or Stock Appreciation Rights, Fair Market Value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of Fair Market Value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(v) “Fiscal Year” means the ﬁscal year of the Company.
(w) “Incentive Stock Option” means an Option that by its terms qualiﬁes and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(x) “ISO Limit” has the meaning provided in Section 3(c) of the Plan.
(y) “Maximum Share Limit” has the meaning provided in Section 3(a) of the Plan.
(z) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(aa) “Option” means a stock option granted pursuant to the Plan.
(bb) “Outside Director” means a Director who is not an Employee or Consultant.
(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as deﬁned in Section 424(e) of the Code.
(dd) “Participant” means the holder of an outstanding Award.
(ee) “Performance Award” means an Award granted pursuant to Section 10 of the Plan which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, shares, or other securities or a combination of the foregoing.
(ﬀ) “Plan” means this 2023 Long-Term Incentive Plan.
(gg) “Prior Plan” means the Quantum Corporation Amended and Restated 2012 Long-Term Incentive Plan.
(hh) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
(ii) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value (of one share or a cash amount), granted pursuant to Section 8 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(jj) “Section 409A” means Section 409A of the Code.
(kk) “Securities Act” means U.S. Securities Act of 1933, as amended.
(ll) “Service Provider” means an Employee, Director or Consultant. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be a Service Provider and the eﬀective date of

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such individual’s status as, or cessation of status as, a Service Provider. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be ﬁnal, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.
(mm) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.
(nn) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a Stock Appreciation Right.
(oo) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as deﬁned in Section 424(f) of the Code.
(pp) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company Group or with which a member of the Company Group combines.
(qq) “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including (i) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the employing Aﬃliate, (ii) the Participant’s and, to the extent required by the Company or Aﬃliate, the Company’s or Aﬃliate’s fringe beneﬁt tax liability, if any, associated with the grant, vesting, or exercise of an Award or sale of Shares, and (iii) any other Company (or Aﬃliate) taxes or social insurance liabilities the responsibility for which the Participant has, or has agreed to bear, with respect to such Award (or exercise thereof or issuance of Shares thereunder).
(rr) “Trading Day” means a day on which the primary stock exchange or national market system (or other trading platform, as applicable) on which the Common Stock trades is open for trading.
3. Stock Subject to the Plan.
(a) Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan regarding adjustments, the maximum aggregate number of Shares that may be issued under the Plan is 5,350,000 plus (i) any Shares that, as of the date stockholders initially approve the Plan (which was September 12, 2023 the “Approval Date”), have been reserved but not issued pursuant to any awards granted under the Prior Plan and are not subject to any awards granted thereunder, and (ii) any Shares subject to awards granted under the Prior Plan that, after the Approval Date (x) expire or otherwise terminate without having been vested or exercised in full, (y) are forfeited to or repurchased by the Company due to failure to vest, and (z) would have, but for the termination of the Prior Plan, again become available for future use under the terms of the Prior Plan (the “Maximum Share Limit”). Notwithstanding the foregoing, the maximum number of Shares to be added to the Plan pursuant to clauses (i) and (ii) of the prior sentence shall be equal to 297,896 Shares. The Shares may be authorized but unissued Common Stock, or Common Stock issued and then reacquired by the Company.
(b) Share Recycling.
(i) If an Option or SAR expires or becomes unexercisable without having been exercised in full or is surrendered pursuant to an Exchange Program, the unpurchased Shares subject to the Option or SAR will become available for future issuance under the Plan. Upon exercise of a SAR settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise will cease to be available under the Plan.
(ii) Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that unvested Shares issued pursuant to Awards that are reacquired by the Company or are forfeited to the Company due to failure to vest will become available for future issuance under the Plan.
(iii) Shares used to pay the exercise price or purchase price of an Award will not become available for future grant and/or sale under the Plan. Shares purchased in the open market with proceeds from Option exercises will not be available for future issuance under the Plan.
(iv) Shares used to satisfy the Tax Obligations related to an Award of Restricted Stock or Restricted Stock Units will not become available for future grant or sale under the Plan. Shares used to satisfy the Tax Obligations under an Option or SAR will not become available for future grant or sale under the Plan.
(v) If any portion of an Award is paid to a Participant in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

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(c) Incentive Stock Option Limit. Subject to adjustment as provided in Section 13 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the Maximum Share Limit.
(d) Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for options or other stock or stock-based awards granted before such merger or consolidation by such entity or its aﬃliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Maximum Share Limit (nor will Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination.
(e) Reservation of Shares; Fractional Shares. The Company shall at all times reserve a number of Shares suﬃcient to cover the Company’s obligations and contingent obligations to deliver Shares with respect to Awards then outstanding under the Plan (exclusive of any obligations to the extent the Company has the right to settle such rights in cash). Unless the Administrator provides otherwise, no fractional Shares shall be issuable pursuant to the exercise or settlement of Awards under the Plan. The Administrator shall also have the authority to determine whether fractional Shares shall be rounded down or a cash payment shall be made in lieu of fractional Shares.
4. Administration of the Plan.
(a) Administrator. The Plan will be administered by the Board or a Committee consisting of two or more directors of the Company (the “Administrator”). The Board will retain the authority to concurrently administer the Plan with a Committee and may revoke the delegation of some or all authority previously delegated. In addition, to the extent required by the Board, the composition of a Committee responsible for administering the Plan will satisfy such requirements of the New York Stock Exchange or the Nasdaq Stock Market, as applicable, and as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Exchange Act.
(b) Delegation. To the extent permitted by Applicable Laws, the Board or the Committee may also authorize one or more oﬃcers of the Company to designate Employees, other than oﬃcers under Section 16 of the Exchange Act, to receive Awards, and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board or the Committee shall specify the total number of Awards that such oﬃcers may so award. This delegation may be revoked at any time by the Administrator.
(c) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, any limitations speciﬁed by the Board, and any requirements imposed by Applicable Laws, the Administrator will have the authority, in its sole discretion, to construe and interpret the terms of the Plan and make any determinations and perform any actions deemed necessary or advisable to administer the Plan, including:
(i) to determine the Fair Market Value;
(ii) to select the Service Providers to whom Awards may be granted hereunder;
(iii) to determine the number of Shares to be covered by each Award granted hereunder;
(iv) to approve forms of Award Agreements for use under the Plan;
(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the method of payment for Shares purchased under any Award, the method for satisfaction of any Tax Obligation arising in connection with an

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Award, the time or times when Awards may be exercised or settled (which may be based on performance criteria), whether an Award will be settled in Shares, cash or a combination thereof, any vesting acceleration or waiver of forfeiture restrictions, and any restriction, limitation or requirement regarding any Award or the Shares relating to an Award (for example, any holding period or ownership requirement);
(vi) to institute and determine the terms and conditions of any Exchange Program with the consent of the Company’s stockholders;
(vii) to establish, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying or facilitating compliance with applicable foreign laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable foreign laws;
(viii) to interpret, modify or amend each Award (subject to Section 19 of the Plan);
(ix) to allow Participants to satisfy Tax Obligations in such manner as prescribed in Section 16 of the Plan;
(x) to delegate ministerial duties to any of the Company’s employees, and to authorize any person to take any steps and execute, on behalf of the Company, any documents required for an Award previously granted by the Administrator to be eﬀective;
(xi) to allow a Participant, in compliance with all Applicable Laws (including Section 409A), to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;
(xii) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a speciﬁed brokerage ﬁrm for such resales or other transfers;
(xiii) to temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes, including in connection with Section 15 of the Plan, provided that, unless prohibited by Applicable Laws, such suspension not in connection with a transaction described under Section 15 of the Plan shall be lifted not less than ten (10) Trading Days before the last date that the Award may be exercised;
(xiv) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award deemed necessary or advisable for administering the Plan.
(d) Eﬀect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be ﬁnal and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by Applicable Law.
5. Eligibility and Award Limitations.
(a) Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or Parent or Subsidiary of the Company.
(b) Fiscal Year Limit on Outside Director Awards. Subject to adjustment as provided in Section 13 of the Plan, no Outside Director may be granted, in any Fiscal Year, Awards (the value of which will be based on their grant date fair value determined in accordance with generally accepted accounting principles) which, in the aggregate, exceed $500,000, provided that such amount is increased to $750,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards or other compensation provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, will be excluded for purposes of applying the preceding limit.
6. Stock Options.
(a) Stock Option Award Agreement. Each Option will be evidenced by an Award Agreement that will specify the number of Shares subject to the Option, per share exercise price, its expiration date, and such other terms and conditions as the Administrator determines. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. An Option not designated as an Incentive Stock Option is a Nonstatutory Stock Option.
(b) Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a

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Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be ﬁve (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c) Option Exercise Price and Consideration.
(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1) In the case of an Incentive Stock Option
(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will ﬁx the period within which the Option may be exercised and will determine any conditions that must be satisﬁed before the Option may be exercised.
(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker, net exercise program or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the amount of any Company liability to the Participant; (7) by net exercise; (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (9) any combination of the foregoing methods of payment.
(d) Exercise of Option.
(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends, Dividend Equivalents or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend, Dividend Equivalent or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

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(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is speciﬁed in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a speciﬁed time in the Award Agreement, the Option will remain exercisable for ninety (90) days following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and revert to the Plan. If after termination the Participant does not exercise his or her Option within the time speciﬁed herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is speciﬁed in the Award Agreement to the extent the Option is vested on the date of Disability (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), and in the absence of a speciﬁed time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and revert to the Plan. If after termination the Participant does not exercise his or her Option within the time speciﬁed herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is speciﬁed in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a speciﬁed time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and revert to the Plan. If the Option is not so exercised within the time speciﬁed herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(e) Tolling of Expiration. If exercising an Option prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Option will remain exercisable until thirty (30) days after the ﬁrst date on which exercise no longer would be prevented by such provisions; provided, however, that this tolling of expiration shall not apply if and to the extent the holder of such Option is a United States taxpayer and the tolling would result in a violation of Section 409A such that the Option would be subject to additional tax or interest under Section 409A. If this would result in the Option remaining exercisable past its Expiration Date, then unless earlier terminated pursuant to Section 15 of the Plan relating to a merger or Change in Control, the Option will remain exercisable until the end of the later of (x) the ﬁrst day on which its exercise would not be prevented by Section 20(a) of the Plan relating to legal compliance and (y) its expiration date.
(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the ﬁrst time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. If for any reason an Option (or portion thereof) designated as an Incentive Stock Option shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualiﬁcation, such Option (or portion thereof) shall be regarded as a Nonstatutory Stock Option granted under the Plan. Incentive Stock Options will take into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(g) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
7. Restricted Stock.
(a) Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the number of Shares subject to the Award of Restricted Stock and such other terms and conditions as the Administrator determines. For the avoidance of doubt, Restricted Stock may be granted without any vesting requirements (e.g., vested stock bonuses). Unless the Administrator determines otherwise, Shares of Restricted Stock will be held in escrow while subject to vesting.

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(b) Transferability. Except as provided in this Section 7 or Section 11 of the Plan, or as may be provided in the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable vesting period (if any).
(c) Escrow; Other Restrictions. Restricted Stock may be granted with or without any vesting requirements (e.g., vested stock bonuses). Unless the Administrator determines otherwise, Shares of Restricted Stock will be held in escrow while unvested. The Administrator, in its sole discretion, may impose prior to grant, such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate. Unless the Administrator determines otherwise, the Company as escrow agent will hold such Shares of Restricted Stock until the restrictions on such Shares, if any, have lapsed. Shares of Restricted Stock will be released from escrow as soon as practicable after the last day of the vesting period or at such other time as the Administrator may determine.
(d) Voting Rights. During the vesting period, Service Providers holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(e) Dividends and Other Distributions. During the vesting period, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Any such dividends or other distributions credited/payable in connection with Shares of Restricted Stock that are not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying Award and will not be paid until the underlying Award vests. At the Administrator’s discretion, the Restricted Stock Award Agreement may require that the holder of Restricted Stock invest any cash dividends received in additional Shares of Restricted Stock. Such additional Shares of Restricted Stock shall be subject to the same conditions as the Award with respect to which the dividend was paid. Shares of Restricted Stock may not receive Dividend Equivalents.
(f) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3 of the Plan, again will become available for grant under the Plan.
8. Restricted Stock Units.
(a) Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units subject to the Award and such other terms and conditions as the Administrator determines.
(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.
(c) Form and Timing of Payment. Payment of vested Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(d) Voting Rights. Participants shall have no voting rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
(e) Dividend Equivalent Rights. An Award of Restricted Stock Units may, at the Administrator’s discretion, include a right to Dividend Equivalents. Such right, if awarded, entitles the Participant to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. Settlement of Dividend Equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Dividend Equivalents may also be converted into additional Restricted Stock Units at the Administrator’s discretion. Dividend Equivalents shall not be distributed prior to settlement of the Restricted Stock Unit to which the Dividend Equivalents pertain. Prior to distribution, any Dividend Equivalent shall be subject to the same restrictions and risk of forfeiture conditions as the Restricted Stock Units to which they attach. The value of Dividend Equivalents payable or distributable with respect to any unvested Restricted Stock Units that do not vest will be forfeited. Any entitlement to Dividend Equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A to the extent applicable to the Award. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the underlying dividends are paid, unless otherwise permitted, unless otherwise determined otherwise by the Administrator or unless such amounts are intended to comply with Section 409A of the Code.

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(f) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3 of the Plan, again will become available for grant under the Plan.
9. Stock Appreciation Rights.
(a) Stock Appreciation Right Award Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the number of Shares subject to the Stock Appreciation Right, its per Share exercise price, its expiration date, and such other terms and conditions as the Administrator determines.
(b) Exercise Price and Other Terms. The per Share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. Until Shares are issued in respect of a Stock Appreciation Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends, Dividend Equivalents or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right.
(c) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) of the Plan relating to the maximum term and Sections 6(c) and 6(d) of the Plan relating to exercise also will apply to Stock Appreciation Rights.
(d) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i) The diﬀerence between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
10. Performance Awards.
(a) Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify the period during which any performance objectives or other vesting provisions will be measured (the “Performance Period”), and such other terms and conditions as the Administrator determines. Each Performance Award’s threshold, target, and maximum payout values (as applicable) will be established by the Administrator on or before the grant date of the Award.
(b) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions in its discretion which, depending on the extent to which they are met, will determine the number of Shares or value of the payout for the Performance Award. The Administrator may set vesting criteria based upon continued employment or service, the achievement of speciﬁc performance objectives (such as company-wide, departmental, divisional, business unit, or individual goals), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. Performance Awards that are Restricted Stock Units may contain Dividend Equivalent rights, subject to the provisions of Section 8(e) of the Plan.
(c) Earning Performance Awards. After the applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout of the number of Shares or cash, as applicable, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.
(d) Form and Timing of Payout. Payment of earned Performance Awards will be made at the time(s) speciﬁed in the Award Agreement. Payment with respect to earned Performance Awards will be made in cash, in Shares of equivalent value or any combination of cash and Shares, with the determination of form of payment made by the Administrator at the time of grant (unless otherwise provided in the Award Agreement).
(e) Cancellation of Awards. On the date set forth in the Award Agreement, all unearned or unvested Shares subject to a Performance Award will be forfeited to the Company, and, subject to Section 3 of the Plan, again will be available for grant under the Plan.

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11. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Law, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence, such that vesting shall cease on the ﬁrst day of any such unpaid leave of absence and shall only recommence upon return to active service. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any member of the Company Group. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the ﬁrst (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
12. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant (or the Participant’s guardian or legal representative). If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
13. Capitalization Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassiﬁcation, merger, consolidation, split-up, split- oﬀ, spin-oﬀ, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company aﬀecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the beneﬁts or potential beneﬁts intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan and the per person numerical Share limits in Section 5 of the Plan. Adjustments to Awards and the grant of new Awards (including, but not limited to, substitute Awards) under this Section 13 will not count against the per person numerical Share or dollar limits in Section 5 of the Plan. Any fractional share resulting from an adjustment pursuant to this Section 13 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award.
14. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the eﬀective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or SAR) or vested (with respect to an Award other than an Option or SAR), an Award will terminate immediately prior to the consummation of such proposed action.
15. Merger or Change in Control.
(a) General. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control (a “Transaction”), each outstanding Award will be treated as the Administrator determines (subject to the provisions of this Section) without a Participant’s consent, including that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (or an Aﬃliate thereof). The Administrator will not be required to treat all Awards or portions thereof similarly in the Transaction.
(b) Continuation or Assumption. An Award will be considered assumed if, following the Transaction, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Transaction by holders of Common Stock for each Share held on the eﬀective date of the Transaction (and if holders were oﬀered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Transaction. An Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modiﬁes any of such performance goals without the Participant’s consent; provided, however, a modiﬁcation to such performance goals only to reﬂect the successor corporation’s post- Transaction corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(c) Non-Continuation. In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in (and have the right to exercise) all of his or her outstanding Options and Stock Appreciation Rights,

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including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
(d) Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Awards, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
16. Tax Matters.
(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any Tax Obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount suﬃcient to satisfy all Tax Obligations.
(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Administrator in its discretion from time to time, these methods may include one or more of the following:
(i) paying cash, check, or other cash equivalents;
(ii) having the Company withhold otherwise deliverable cash (including cash from the sale of Shares issued to the Participant) or Shares having a Fair Market Value equal to the amount required to be withheld or such greater amount (including up to a maximum statutory amount) as the Administrator may determine or permit if such amount does not result in unfavorable ﬁnancial accounting treatment, as the Administrator determines in its sole discretion;
(iii) forcing the sale of Shares issued pursuant to an Award (or exercise thereof) having a Fair Market Value equal to the minimum statutory amount applicable in a Participant’s jurisdiction or a greater amount as the Administrator may determine or permit if such greater amount would not result in unfavorable ﬁnancial accounting treatment, as the Administrator determines in its sole discretion;
(iv) requiring the Participant to deliver to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or a greater amount as the Administrator may determine or permit if such greater amount would not result in unfavorable ﬁnancial accounting treatment, as the Administrator determines in its sole discretion;
(v) requiring the Participant to engage in a cashless exercise transaction (whether through a broker or otherwise) implemented by the Company in connection with the Plan;
(vi) having the Company or a member of the Company Group withhold from wages or any other cash amount due or to become due to the Participant and payable by the Company or any member of the Company Group; or
(vii) such other consideration and method of payment to meet Tax Obligations as the Administrator may determine to the extent permitted by Applicable Laws.
In all instances, the satisfaction of the Tax Obligations will not result in any adverse accounting consequence to the Company, as the Administrator may determine in its sole discretion. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date the amount of tax to be withheld is calculated or such other date as the Administrator determines is applicable or appropriate with respect to the Tax Obligation calculation, and will be rounded up to the nearest whole Share, with no refund provided in the U.S. for any value of the Shares withheld in excess of the Tax Obligations as a result of such rounding.
(c) Compliance With Section 409A. Unless the Administrator determines that compliance with Section 409A is not necessary, it is intended that Awards will be designed and operated so that they are either exempt or excepted from the application of Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under

76

Section 409A(a)(1)(B) so that the grant, payment, settlement, or deferral will not be subject to the additional tax or interest applicable under Section 409A and the Plan and each Award Agreement will be interpreted consistent with this intent. This Section is not a guarantee to any Participant of the consequences of his or her Awards. In no event will the Company have any responsibility, liability or obligation to reimburse, indemnify, or hold harmless Participant for any taxes that may be imposed or other costs that may be incurred, as a result of Section 409A.
17. Other Plan Terms.
(a) Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company or another member of the Company Group) all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports, and proxy statements).
(b) No Eﬀect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
(c) Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
(d) Interpretation and Construction. Captions and titles contained in the Plan are for convenience only and shall not aﬀect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. The words “include,” “includes,” and “including” when used in the Plan shall be deemed in each case to be followed by the words “without limitation.”
(e) Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modiﬁed so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be aﬀected or impaired thereby.
18. Term of the Plan. Unless earlier terminated by the Board, the Plan will become eﬀective July 25, 2023 (the “Eﬀective Date”), subject to stockholder approval as provided in Section 22 of the Plan, and will remain in eﬀect until the tenth anniversary of the Eﬀective Date unless terminated earlier under Section 19 of the Plan.
19. Amendment and Termination.
(a) Amendment and Termination of the Plan. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c) Consent of Participants Generally Required. Subject to subsection (d) below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant, unless mutually agreed between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not aﬀect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
(d) Exceptions to Consent Requirement. A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension, or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension, or termination taken as a whole does not materially impair the Participant’s rights. Subject to any limitations of Applicable Laws, the Administrator may amend the terms of any one or more Awards without the aﬀected Participant’s consent even if it does materially impair the Participant’s rights if such amendment is done (i) in a manner speciﬁed by the Plan, (ii) to maintain the qualiﬁed status of the Award as an Incentive Stock Option under Section 422 of the Code, (iii) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualiﬁed status of the Award as an Incentive Stock Option under Section 422 of the Code, (iv) to clarify the manner of exemption from Section 409A or compliance with any requirements necessary to avoid the imposition of additional tax or interest under Section 409A(a)(1)(B), or (v) to comply with other Applicable Laws.

77

20. Conditions Upon Issuance of Shares.
(a) Legal Compliance. The Company will make good faith eﬀorts to comply with all Applicable Laws related to the issuance of Shares. Shares will not be issued pursuant to an Award, including upon exercise or vesting, as applicable, unless the issuance and delivery of such Shares and exercise or vesting of the Award, as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws, registration or other qualiﬁcation of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualiﬁcation or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualiﬁcation or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.
(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
21. Forfeiture Events.
(a) All Awards (including, without limitation, any proceeds, gains or other economic beneﬁt actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) will be subject to any provisions of Applicable Laws providing for the recoupment or clawback of incentive compensation; the terms of any Company recoupment, clawback or similar policy in eﬀect at the time of grant of the Award, and any recoupment, clawback or similar provisions that may be included in the applicable Award Agreement.
(b) Unless this Section is speciﬁcally mentioned and waived in an Award Agreement or other document, no reduction, forfeiture, or recoupment of compensation under a Company clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a member of the Company Group.
22. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

78

Quantum

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O QUANTUM CORPORATION
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 14, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/QMCO2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 14, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02714-P55752

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUANTUM CORPORATION

The Board of Directors recommends you vote "FOR" each of the director nominees in Proposal 1.

1. Election of seven directors to serve until our 2027 annual meeting of stockholders or until their successors are duly qualified and elected.

Nominees:	For	Against	Abstain
1a. Tony J. Blevins	☐	☐	☐
1b. James C. Clancy	☐	☐	☐
1c. John A. Fichthorn	☐	☐	☐
1d. Donald J. Jaworski	☐	☐	☐
1e. Hugues Meyrath	☐	☐	☐
1f. John R. Tracy	☐	☐	☐
1g. Yue Zhou (Emily) White	☐	☐	☐

Unless otherwise specified, this proxy authorizes the proxies named on the reverse side to cumulate votes that the undersigned is entitled to cast at the Annual Meeting in connection with the election of directors and allocate them among director nominees for which you do not vote "Against" or "Abstain." To provide specific directions with regard to cumulative voting, including to direct that the proxy holders cumulate votes with respect to a specific Board nominee or nominees as explained in the proxy statement or to withhold authority to cumulate votes, mark the box to the right and write your instructions on the reverse side. If you wish to direct that the proxy holders cumulate votes with respect to a specific Board nominee or nominees, please indicate the name(s) and number of votes to be given to such Board nominee. You may not cumulate votes "Against" a nominee. ☐

The Board of Directors recommends you vote "FOR" Proposals 2, 3 and 4.	For	Against	Abstain
2. Approval of an amendment and restatement of our 2023 Long-Term Incentive Plan to increase the number of shares of our common stock reserved for issuance thereunder by 3,400,000 shares.	☐	☐	☐
3. Approval of the compensation of our named executive officers, on a non-binding advisory basis.	☐	☐	☐
4. Ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027.	☐	☐	☐

NOTE: In their discretion, the proxies (and their substitutes) are authorized to vote upon and transact such other business as may properly come before the meeting and any adjournments or postponements thereof, including, without limitation, procedural and other matters related to the conduct of the meeting (such as adjournment to a later time or place) and the election of a substitute or alternate nominee if any nominee named herein is unwilling or unable to, or for good cause will not, serve if elected.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title, as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 15, 2026:
The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

T02715-P55752

QUANTUM CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 15, 2026, 8:30 A.M., PACIFIC TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies heretofore given, hereby appoints Hugues Meyrath, William H. White, and Tara Ilges, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Quantum Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/QMCO2026 at 8:30 a.m., Pacific Time on Tuesday, September 15, 2026, and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CUMULATE ____

____

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE